                                                           EXHIBIT 10.5









                                    LEASE
                                    -----

                                BY AND BETWEEN
                                --------------

                           LINCOLNWOOD ASSOCIATES,

                       an Illinois General Partnership

                                     AND

                                [CONFIDENTIAL]

                     FIRST NATIONAL BANK OF LINCOLNSHIRE

                             a Corporation of the

                           United States of America





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                           LINCOLNWOOD TOWN CENTER

                                    LEASE

     THIS LEASE made this 9th day of October, 1991, by and between LINCOLNWOOD ASSOCIATES, an Illinois general partnership, ("Landlord"), and [CONFIDENTIAL]; FIRST NATIONAL BANK OF LINCOLNSHIRE, a Corporation of the United States of America, ("Tenant").
     WITNESSETH THAT, in consideration of the rents, covenants and agreements hereinafter set forth, such parties enter into the following agreement:

                                  ARTICLE I

                                   EXHIBITS

     The exhibits listed below and attached to this lease are incorporated herein by this reference:

     EXHIBIT "A"     Legal descripion of real estate to be developed for a
                     shopping center (hereinafter called "Total Tract")

     EXHIBIT "B"     Plot Plan of Total Tract, showing existing and proposed
                     improvements and depicting Landlord's Tract (hereinafter defined), if different from the Center (Total Tract with existing and future improvements being hereinafter alternatively called either "Landlord's Tract" or the "Center"). Landlord reserves unto itself the unlimited right to modify the configuration of Landlord's Tract at any time for the purpose of incorporating additional department stores and other buildings within the Center.
                     This Exhibit is provided for informational purposes only, and shall not be deemed to be a warranty, representation or agreement by Landlord that the Center or buildings and/or any stores will be as indicated on the Exhibit, or that the other tenants which may be drawn on said Exhibit will be occupants in the Center.

     EXHIBIT "C"     Lease Plan of the enclosed mall portion of the Center.
                     This Exhibit is provided for informational purposes only, and shall not be deemed to be a warranty, representation or agreement by Landlord that the Center or buildings and/or any stores will be as indicated on the Exhibit, or that the other tenants which may be drawn on said Exhibit will be occupants in the Center.

     EXHIBIT "D"     Description of Landlord's Work and Tenant's Work.

     EXHIBIT "D-2"   Tenant's Plans.

     EXHIBIT "E"     Rules and Regulations applicable to Tenant.

     EXHIBIT "F"     Sign Criteria applicable to Tenant.

     EXHIBIT "G"     Tenant Chargebacks.

     Notwithstanding Exhibits A, B or C or anything else in this Lease contained, Lanlord reserves the right to change or modify and add to or subtract from the size and dimensions of the Center or any part thereof, the number, location and dimensions of buildings and stores, the size and configuration of the parking areas, entrances, exits and parking aisle alignments, dimensions of hallways, malls and corridors, the number of floors in any building, the location, size and number of tenant spaces and kiosks which may be erected in or fronting on any mall or otherwise, the identity, type and location of other stores and tenants, and the size, shape, location and arrangement of Common Areas (hereinafter defined), and to design and decorate any portion of the Center as it desires, but the general character of the Center and the [CONFIDENTIAL] location of the Premises in relation to the major department stores shall not be substantially changed, NOR SHALL ANY CHANGES BE MADE WHICH HAVE A MATERIALLY ADVERSE EFFECT UPON THE VIEW OF OR ACCESS TO THE PREMISES.

                                  ARTICLE II

                           LEASED PREMISES AND TERM

Section 2.1.  Leased Premises.
     Landlord hereby leases to Tenant and Tenant hereby rents from Landlord the space in the Center designated as Room D-1b outlined in red on Exhibit "C" (hereinafter called "the Premises"), irregularly shaped, but measured to the center line of all party or common walls, to the exterior faces of all other walls and to the building line where there is no wall, containing approximately 1,136 square feet (the actual number of square feet, when the Premises are completed, being hereinafter called the "Store Floor Area"). Tenant agrees to execute and deliver to Landlord a certificate stating the actual Store Floor Area, when determined, and the parties agree that, in the event of a dispute as to Store Floor Area, the decision of AN INDEPENDENT ARCHITECT MUTUALLY AGREED UPON BY THE PARTIES [CONFIDENTIAL] shall be final, binding and conclusive.


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Section 2.2. Roof and Walls.
        Landlord shall have the exclusive right to use all or any part of the roof, side and rear walls of the Premises for any purpose, including but not limited to erecting signs or other structures on or over all or any part of the same, erecting scaffolds and other aids to the construction and installation of the same, and installing, maintaining, using, repairing and replacing pipes, ducts, conduits and wires leading through, to or from the Premises and serving other parts of the Center in locations which do not materially interfere with Tenant's use of the Premises. Tenant shall have no right whatsoever in the exterior of exterior walls or the roof of the Premises or any portion of the Center outside the Premises, except as provided in
Section 5.2 hereof.

Section 2.3. Lease Term.
        The term of this Lease (hereinafter called "Lease Term") shall commence upon the earlier of (a) the day following the last day allowed herein to Tenant for completion of Tenant's Work (hereinafter defined) hereinafter called "Required Completion Date," or (b) the day on which Tenant opens for business, the applicable date being hereinafter called "Commencement Date."
The term of this Lease shall end on the last day of the tenth (10th) Lease
Year (hereinafter defined) after the Commencement Date unless sooner terminated as herein provided.

        NOTWITHSTANDING THE FOREGOING, THE COMMENCEMENT DATE SHALL NOT OCCUR AND THE LEASE TERM SHALL NOT COMMENCE UNTIL TENANT HAS OBTAINED THE NECESSARY CONSENT TO OPERATE ITS BUSINESS IN THE PREMISES FROM THE OFFICE OF THE COMPTROLLER OF THE CURRENCY PROVIDED TENANT CAN PROVE TO LANDLORD'S REASONABLE SATISFACTION THAT IT IS DILIGENTLY PURSUING CONSENT FROM THE OFFICER OF THE COMPTROLLER OF THE CURRENCY, PROVIDED, FURTHER, IF TENANT ELECTS TO OPEN THE PREMISES FOR BUSINESS PRIOR TO OBTAINING SUCH CONSENT, THE LEASE TERM SHALL COMMENCE AND THE COMMENCEMENT DATE SHALL OCCUR AS OF THE DATE TENANT OPENS FOR BUSINESS THEREIN. IF TENANT, AFTER USING DUE DILIGENCE, IS UNABLE TO OBTAIN
THE CONSENT OF THE OFFICER OF THE COMPTROLLER OF THE CURRENCY IN ORDER TO CONDUCT ITS BUSINESS IN THE PREMISES WITHIN FOUR (4) MONTHS OF THE DATE OF
THIS LEASE AND TENANT ELECTS NOT TO COMMENCE BUSINESS IN THE PREMISES DURING SAID FOUR (4) MONTH PERIOD, THEN EITHER PARTY MAY THEREAFTER TERMINATE THIS LEASE BY GIVING WRITTEN NOTICE TO THE OTHER PARTY AT ANY TIME PRIOR TO THE ISSUANCE OF SUCH CONSENT AND THE PARTIES SHALL THEREAFTER HAVE NO FURTHER OBLIGATIONS TO EACH OTHER HEREUNDER EFFECTIVE AS OF THE DATE OF SAID NOTICE.

Section 2.4. Lease Year Defined.
        "Lease Year" as used herein, means a period of (12) twelve consecutive months during the Lease Term commencing on February 1 of any calendar year, the first Lease Year commencing on the first day of the first February occurring on or after the Commencement Date. "Partial Lease Year" means that portion of the Lease Term prior to the first Lease Year.

                                  ARTICLE III

                         LANDLORD'S AND TENANT'S WORK


Section 3.1. Landlord's Work.
        Landlord shall at its expense construct the Premises in substantial accordance with plans and specifications prepared or to be prepared by Landlord's architect, incorporating in such construction all work described in Exhibit "D" hereto as being required of Landlord (hereinafter called "Landlord's Work").

Section 3.2. Tenant's Work.
        All work not provided herein to be done by Landlord shall be performed by Tenant (hereinafter called "Tenant's Work") including but not limited to all work designated as Tenant's Work in Exhibit "D," and Tenant shall do and perform at its expense all Tenant's Work diligently and promptly and in accordance with the following provisions.

Section 3.3. Tenant's Obligations Prior to Commencement Date.
        As soon as reasonably possible hereafter, Landlord shall deliver to Tenant a drawing of the Premises and a copy of the Tenant Criteria Handbook prepared by Landlord's architect (hereinafter referred to as "Handbook"). Within forty-five (45) days after the date of this Lease, Tenant will submit to Landlord one (1) reproducible set (sepia) and four (4) copies of plans and specifications, prepared by a registered architect or engineer, of all Tenant's Work to be done within the Premises (hereinafter called "Tenant's Plans"), prepared in conformity with Exhibit "D" and the Handbook. Within thirty (30) days after receipt of Tenant's Plans, Landlord shall notify Tenant of any failure of Tenant's Plans to conform to Exhibit "D," the Handbook or otherwise to meet with Landlord's approval. Tenant shall within fifteen (15) days after receipt of any such notice cause Tenant's Plans to be revised to the extent necessary to obtain Landlord's approval and resubmitted for
Landlord's approval.   When Landlord has approved the original or revised
Tenant's Plans, Landlord shall initial and return one (1) set of approved Tenant's Plans to Tenant and the same shall become a part hereof by this reference as Exhibit "D-2." Approval of plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such plans and specifications. Tenant shall not commence any of Tenant's work until Landlord has approved Exhibit "D-2", unless prior Landlord approval has been obtained in writing.

        Landlord shall notify Tenant not less than fifteen (15) days in advance of the time when Tenant can commence Tenant's Work; and Tenant shall commence such work not later than the date specified in such notice (although landlord may not have completed Landlord's Work on such date and may be in the Premises


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concurrently with Tenant), complete the same in strict accordance with Exhibits
"D" and "D-2," install all store and trade fixtures, equipment, stock in trade, merchandise and inventory, and open for business therein not later than the earlier of (i) the (60th) day after the date specified in such notice as the date when Tenant can commence Tenant's Work or ((b) October 1, 1991, which applicable day shall be the Required Completion Date. Tenant hereby releases Landlord and its contractors from any claim whatsoever for damages against Landlord or its contractors for any delay in the date on which the Premises shall be ready for delivery to Tenant, PROVIDED, HOWEVER, IF THE DELAY IS DUE
TO THE FAULT OR NEGLIGENCE OF LANDLORD, THEN THE REQUIRED COMPLETION DATE SHALL BE EXTENDED BY THE NUMBER OF DAYS OF LANDLORD'S DELAY.

Section 3.4. Failure of Tenant to Perform.
        Because of the difficulty or impossibility of determining Landlord's damages resulting from Tenant's failure to open for business fully fixtured, stocked and staffed on the Commencement Date, including, but not limited to, damages from loss of [CONFIDENTIAL] Rent (hereinafter defined) from Tenant and other tenants, diminished saleability, leaseability, mortgageability or economic value of the Center or Landlord's Tract, if Tenant fails to commence Tenant's Work within the time provided above and proceed with the same diligently, or to open for business fully fixtured, stocked and staffed on or before the Commencement Date or to perform any of its obligations to be performed prior to the Required Completion Date, Landlord may, without notice or demand, in addition to the right to exercise any other remedies and rights herein or at law provided, proceed with Tenant's Work using any contractor Landlord desires and making any changes or revisions to Landlord's Work required because of any delay or failure of Tenant to perform its obligations hereunder, which changes or revisions shall in any event be made at Tenant's expense, and/or collect rent from the Commencement Date in an amount equal to the Minimum Annual Rent (hereinafter defined) and other additional rent and
other amounts payable by Tenant hereunder   [CONFIDENTIAL]  In addition,
Landlord may UPON TEN (10) DAYS NOTICE: (a) do and perform any of the Tenant's Work or other obligations of Tenant hereunder, at Tenant's expense, preparing such drawings and doing such things as Landlord deems advisable, collecting all of Landlord's expenses pursuant to this Section and (b) either in lieu of, or at any time after proceeding as provided in sub-section (a) above, terminate this Lease, in which event Landlord shall have the right to recover, as liquidated damages and not as a penalty, a sum equal to the Minimum Annual
Rent payable for one (1) Lease Year, plus all expenses incurred by Landlord pursuant to this Section, plus the cost of any alterations or repairs which Landlord in its sole discretion deems advisable to relet the Premises. In the event that Tenant fails to make timely submission of Tenant's Plans as provided in this Lease, then Landlord shall have the right, in addition to its other rights and remedies as herein provided, to collect from Tenant a sum which shall be TWENTY-FIVE AND 00/100 DOLLARS ($25.00) per calendar day for each day that Tenant's Plans are not so submitted. All remedies in this Lease or at law provided shall be cumulative and not exclusive.

Section 3.5. Condition of Premises.

Tenant's taking possession of the Premises shall be conclusive evidence of Tenant's acceptance thereof in good order and satisfactory condition
EXCEPT THAT TENANT SHALL HAVE ONE (1) YEAR TO INFORM LANDLORD OF ANY LATENT DEFECTS. Tenant agrees that it is taking possession of the Premises "as is," that Landlord has made no representations as to conformance with applicable laws respecting the condition of the Premises or the presence or absence of Hazardous Materials (hereinafter defined) in, at, under, above or abutting the Premises or the Center. Tenant also agrees that no representations respecting the condition of the Premises, no warranties or guarantees, expressed or implied, with respect to workmanship or any defects in material, and no promise to decorate, alter, repair or improve the Premises either before or after the execution hereof, have been made by Landlord or its agents to Tenant unless the same are expressly contained herein.

        TENANT SHALL HAVE THE RIGHT WITHIN SIXTY (60) DAYS OF THE DATE TENANT TAKES POSSESSION OF THE PREMISES FOR COMMENCEMENT OF TENANT'S WORK TO SUBMIT TO LANDLORD A PUNCH LIST OF INCOMPLETE OR DEFECTIVE CONSTRUCTION WITHIN ITS PREMISES AND LANDLORD WILL PERFORM SUCH PUNCH LIST TO THE EXTENT THE LISTED ITEMS WERE LANDLORD'S RESPONSIBILITY UNDER EXHIBIT "D" AND WERE NOT PERFORMED BY LANDLORD IN ACCORDANCE THEREWITH. LANDLORD SHALL USE ITS BEST EFFORTS TO COMPLETE SAID PUNCH LIST ITEMS WITHIN THIRTY (30) DAYS FOLLOWING RECEIPT OF SAID LIST. IN THE EVENT LANDLORD IS UNABLE TO COMPLETE SAID ITEMS WITHIN THIRTY
(30) DAYS, THEN LANDLORD SHALL DILIGENTLY PURSUE SAID WORK TO COMPLETION.


                                   ARTICLE IV

                                      RENT

Section 4.1  Minimum [CONFIDENTIAL] Rent.
        Tenant covenants and agrees to pay to Landlord, without notice or demand, at Landlord's address for notice (Landlord's and Tenant's notice addresses being the addresses specified in Section 24.7 hereof), as rent for the Premises:

         (i)     A Minimum Annual Rent of Twenty Five Thousand and
                 00/100 Dollars ($25,000.00) per annum, payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the Commencement Date and continuing thereafter through and including the last month of the third (3rd) Lease year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

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

                 A Minimum Annual Rent of Twenty Eight Thousand and
                 00/100 Dollars ($28,000.00) per annum, payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the fourth (4th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the seventh (7th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                 A Minimum Annual Rent of Thirty One Thousand and 00/100 Dollars ($31,000.00) per annum, payable in equal monthly installments, in advance upon the first day of each and every month commencing upon the eighth (8th) Lease Year of the Lease Term and continuing thereafter through and including the last month of the tenth (10th) Lease Year of the Lease Term (such monthly installment being hereinafter called "Minimum Monthly Rent"); and

                 [CONFIDENTIAL]



Section 4.2. Miscellaneous Rent Provisions.
        Any rent or other amounts to be paid by Tenant which are not paid WITHIN FIVE (5) DAYS AFTER NOTICE [CONFIDENTIAL] shall bear interest as of the first day of the month on which any sum is due and owing [CONFIDENTIAL] at a rate equal to two percent (2%) over the prime rate announced by Citibank, N.A. as of the first day of the month on which any sum is due and owing. If the Commencement Date is other than the first day of a month, Tenant shall pay on the Commencement Date a prorated partial Minimum Monthly Rent for the period prior to the first day of the next calendar month, and thereafter Minimum Monthly Rent Payments shall be made not later than the first day of each calendar month. Landlord has designed the Center to contain two (2)
department stores.    [CONFIDENTIAL]

Section 4.3. Percentage Rent. INTENTIONALLY DELETED

Section 4.4. Gross Sales Defined.  INTENTIONALLY DELETED

Section 4.5. Real Estate Taxes.
A. Definition. As used in this Section 4.5 the term "Real Estate Taxes" shall mean and include all real estate taxes, annual service charges in lieu of taxes, public and governmental charges and assessments (including all extraordinary or special assessments), and all sewer and other taxes and charges that become a lien upon Landlord's Tract during any calendar year that is wholly or partially within the Lease Term, plus all costs, expenses, and fees (including but not limited to REASONABLE attorney's fees) incurred by Landlord in contesting or negotiating with public authorities (Landlord having the sole authority to conduct such a contest or enter into such negotiations) as to any of the same, but shall not include taxes on Tenant's machinery, equipment, inventory or other personal property or assets of Tenant, Tenant agreeing to pay before delinquency all taxes upon or attributable to such excluded items without apportionment. Landlord shall pay or cause all such Real Estate Taxes to be paid. IN THE EVENT ANY SPECIAL ASSESSMENT IS PAYABLE IN INSTALLMENTS, ONLY THE INSTALLMENTS DUE DURING ANY YEAR SHALL BE INCLUDED IN REAL ESTATE TAXES FOR THAT YEAR. LANDLORD SHALL
NOT DUPLICATE COLLECTION OF REAL ESTATE TAXES COLLECTED UNDER THIS SECTION
4.5 ELSEWHERE IN THIS LEASE.

B. Tenant's Share. Tenant shall pay to Landlord, as additional rent, its proportionate share of all Real Estate Taxes, such proportionate share to be prorated for periods at the beginning and end of the Lease Term which do not constitute full calendar months or years. Tenant's proportionate share of any such Real Estate Taxes shall be that portion which bears the same ratio to the total Real Estate Taxes as the Store Floor Area bears to the rentable floor area on Landlord's Tract (hereinafter called "Rentable Floor Area") that is rented or occupied by tenants as of the Commencement Date or the first day of the calendar year in which such Real Estate Taxes constitute a lien upon Landlord's Tract. Rentable Floor Area occupied by Department Stores, and tenants in free standing premises who are obligated to pay real estate taxes specifically upon specific improvements or a specific parcel of land, and the real estate taxes paid by them, shall not be included in computing Tenant's obligations under this Section 4.5. Upon written request by Tenant, Landlord shall no more than once a year provide Tenant with a copy of its tax bill together with calculations showing the computation of Tenant's proportionate share.


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
C. Payment by Tenant.   Tenant's proportionate share of Real Estate Taxes
shall be paid in monthly installments commencing with the Commencement Date, in amounts estimated from time to time by Landlord, one such installment being due on the first day of each full or partial month during the Lease Term. Upon notice from Landlord, such monthly installments shall increase or decrease from time to time to reflect the then current estimate of the amount of any Real Estate Taxes due. When the actual amount of any such Real Estate Taxes is determined by Landlord, Landlord will notify Tenant of such actual amount and of any excess or deficiency in the amount theretofore paid by Tenant as its share of such Real Estate Taxes. Any such excess will be credited to Tenant's account. Tenant will pay the amount of any deficiency to Landlord within thirty (30) days following Landlord's notice thereof.

D. Sales Tax. Tenant shall (i) not later than the THIRTIETH (30TH) day after the close of each calendar month, deliver to Landlord a written statement certified under oath by Tenant or an officer of Tenant, showing the amount of State of Illinois sales tax that Tenant will be or has been obligated to pay for such calendar month; (ii) not later than thirty (30) days after the end of each Lease Year or Partial Lease Year, deliver to Landlord a statement showing the amount of State of Illinois sales tax that Tenant will be or has been obligated to pay for such Lease Year or Partial Lease Year the correctness of which is certified to by an independent certified public accountant; and (iii) upon request by either Landlord or the Village of Lincolnwood, Illinois (hereinafter referred to as the "Village"), disclose and document to the Village the amount that Tenant pays in annual State of Illinois sales tax revenue and provide whatever consents may be required as the State of Illinois for disclosure of such sales tax information to the Village. If Tenant fails to prepare and deliver any statement reflecting the amount of State of Illinois sales tax that Tenant will be or has been obligated to pay required hereunder within the time or times specified above, Landlord may elect to treat Tenant's failure as a breach of this Lease, entitling Landlord to pursue the rights and remedies set forth in Article XVIII herein or, in the alternative, Landlord may elect to conduct an audit of all original books and records of Tenant as required to be preserved by Tenant under this Section 4.5(D), and prepare the statement or statements which Tenant has failed to prepare and deliver. The statement or statements shall be prepared by Landlord or its agents and/or contractors, and shall be conclusive and binding on Tenant. Tenant shall pay all expenses of such audit and of the preparation of any such statements.

        Tenant will preserve at least three (3) years at Tenant's notice address all original books and records disclosing the amount of State of Illinois sales tax that Tenant is or was obligated to pay as the result of Gross Sales and such other information respecting said sales tax as Landlord requires, including, but not limited to, cash register tapes, sales slips, sales checks, gross income and sales tax returns, bank deposit records, sales journals, Illinois Department of Revenue Form ST-1, Sales and Use Tax Return, Illinois Department of Revenue Form ST-2 (if required by the Illinois Department of Revenue) or other comparable tax return and other supporting data. Landlord and its agents and/or its contractors shall have the right during business hours to examine and audit such books and records preserved by Tenant. If such examination or audit discloses an under reporting of State of Illinois sales taxes three percent (3%) or more than the amount reported by Tenant for any period or if said sales tax cannot be verified due to the insufficiency or inadequacy of Tenant's records, Tenant shall promptly pay Landlord the REASONABLE cost of said audit.

E. Other Taxes. Tenant's proportionate share of any governmental tax or charge (other than income tax) levied, assessed, or imposed on account of the payment by Tenant or receipt by Landlord, or based in whole or in part upon, the rents in this Lease reserved or upon the Center or Landlord's Tract or the value thereof shall be paid by Tenant.

F. Larger Parcel. If the land under the Center is a part of a larger parcel of land for assessment purposes (the "Larger Parcel"), the taxes and assessments allocable to the land in the Center for the purpose of determining Real Estate Taxes under this Section 4.5(F) shall be deemed a fractional portion of the taxes and assessments levied against the Larger Parcel, the numerator of which is the acreage in the Center and the denominator of which is the acreage in the Larger Parcel. SUCH ASSESSMENT SHALL BE APPLIED TO TENANT IN ACCORDANCE WITH THE PROVISIONS OF SECTION 4.5 ABOVE.

Section 4.6. Additional Rent.
        All amounts required or provided to be paid by Tenant under this Lease other than Minimum Annual/Monthly Rent [CONFIDENTIAL] shall be deemed additional rent and Minimum Annual/Monthly Rent, [CONFIDENTIAL] and additional rent shall in all events be deemed rent.

Section 4.7. Sprinkler System.
        Landlord has provided, installed on a standard grid, and will maintain a sprinkler system in the Premises and Tenant shall pay to Landlord as additional rent thirty (30 cents) per square foot of Store Floor Area per Lease Year, prorated for Partial Lease Years, in equal monthly installments in advance on the first day of each full calendar month during the Lease Term, prorated for partial months.

Section 4.8.  Landlord's Expenses.
        If Landlord pays any monies or incurs any expense to correct a breach of this Lease by Tenant or to do anything in this Lease required to be done by Tenant, or incurs any expense (including, but not limited to, attorneys' fees and court costs) as a result of Tenant's failure to perform any of Tenant's obligations under this Lease, all amounts so paid or incurred shall, on notice to Tenant, be considered additional rent payable by Tenant with the first Minimum Monthly Rent installment thereafter becoming due and payable, and may be collected as by law provided in the case of rent.

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


     IF EITHER PARTY SHALL BRING AN ACTION AGAINST THE OTHER TO ENFORCE OR INTERPRET THE TERMS OF THIS LEASE OR OTHERWISE ARISING OUT OF THIS LEASE, THE PREVAILING PARTY IN SUCH ACTION SHALL BE ENTITLED TO ITS COSTS OF SUIT AND REASONABLE ATTORNEY'S FEES. "PREVAILING PARTY" SHALL BE THE PARTY WHOSE POSITION IS SUBSTANTIALLY UPHELD IN THE FINAL JUDGMENT RENDERED IN SUCH ACTION.
                                   ARTICLE V

                    PARKING AND COMMON AREAS AND FACILITIES

Section 5.1 Common Areas.

        All parking areas, access roads and facilities furnished, made available or maintained by Landlord in or near the Center, including employee parking areas, truck ways, driveways, loading docks and areas, delivery areas, multi-story parking facilities (if any), package pickup stations, elevators, escalators, pedestrian sidewalks, malls, including the enclosed mall portion of the Center, courts and ramps, landscaped areas, retaining walls, stairways, bus stops, first-aid and comfort stations, lighting facilities, sanitary systems, utility lines, water filtration and treatment facilities, and other areas and improvements provided by Landlord for the general use in common of tenants and others with the right to use the Common Areas (hereinafter defined) and their customers in the Center (all herein called "Common Areas") shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the right, from time to time, to establish, modify and enforce reasonable rules and regulations with respect to all Common Areas. SUCH RULES AND REGULATIONS SHALL BE UNIFORMLY APPLIED IN A CONSISTENT MANNER TO SIMILARLY SITUATED TENANTS. Tenant agrees to comply with all rules and regulations set forth in Exhibit "E" attached hereto and all reasonable amendments thereto.

        EXCEPT AS PROVIDED IN SECTION 24.20 (B), Landlord shall have the right from time to time to: change or modify and add to or subtract from the sizes, locations, shapes and arrangements of parking areas, entrances, exits, parking aisle alignments and other Common Areas, provided, however, that the size of parking areas on Landlord's Tract shall not be substantially reduced AND PROVIDED FURTHER THAT SUCH CHANGES SHALL NOT MATERIALLY ADVERSELY AFFECT THE USE, ACCESS OR VISIBILITY OF THE PREMISES; restrict parking by Tenant's employees to designated areas; construct surface, sub-surface or elevated parking areas and facilities; establish and from time to time change the level or grade of parking surfaces; enforce parking charges (by meters or otherwise) with appropriate provisions for ticket validation; add to or subtract from the buildings in the Center; and do and perform such other acts in and to said Common Areas as Landlord in its sole discretion, reasonably applied, deems advisable for the use thereof by tenants and their customers. LANDLORD SHALL NOT REDUCE THE NUMBER OF PARKING SPACES BELOW LOCAL CODE REQUIREMENTS.

Section 5.2 Use of Common Areas.

        Tenant and its business invitees, employees and customers shall have the nonexclusive right, in common with Landlord and all others to whom Landlord has granted or may hereafter grant rights, to use the Common Areas subject to such reasonable regulations UNIFORMLY APPLIED as Landlord may from time to time impose and the rights of Landlord set forth above. [Confidential] Tenant shall abide by all rules and regulations and cause its [Confidential], officers, employees AND agents, [Confidential] to abide thereby. Landlord may at any time temporarily close any Common Areas to make repairs or changes, prevent the acquisition of public rights therein, discourage noncustomer parking, or for any other reasonable purpose. IN THE EVENT THAT LANDLORD CLOSED THE COMMON
AREAS FOR MORE THAN TWENTY-FOUR (24) BUSINESS HOURS (SUCH HOURS BEING THOSE SET FORTH IN SECTION 8.3) WITHIN ANY ONE WEEK AND ACCESS TO THE PREMISES IS
AFFECTED IN A SUBSTANTIALLY ADVERSE MANNER, THEN THE MINIMUM MONTHLY RENT SHALL ABATE FROM THE TIME FOR SUCH CLOSURE UNTIL ADEQUATE ACCESS IS RESTORED. Tenant shall furnish Landlord license numbers and descriptions of cars used by Tenant and its concessionaires, officers and employees. Tenant shall not interfere with Landlord's or other tenant's rights to use any part of the Common Areas.

                                 ARTICLE VI

                    COST AND MAINTENANCE OF COMMON AREAS

Section 6.1 Expense of Operating and Maintaining the Common Facilities

        Landlord will operate, manage, maintain and repair or cause to be operated, managed, maintained or repaired the Common Areas of the Center to the extent the same is not done by any other tenant in the Center or by another with the right to use the Common Areas. "Landlord's Common Area Costs" shall mean all costs of operating and maintaining the Common Areas in a manner deemed by Landlord appropriate for the best interests of tenants and other occupants in the Center, less contributions, if any, to Landlord's Common Area Costs received by Landlord from Department Stores in the Center. Included among the costs and expenses which constitute Landlord's Common Area Costs, but not limited thereto, shall be, at the option of Landlord, all costs and expenses of protecting, operating, managing (THE TERM "MANAGING" TO INCLUDE ONLY THE COSTS AND EXPENSES OF ON-SITE PERSONNEL DIRECTLY ATTRIBUTABLE TO THE MAINTENANCE AND REPAIR OF THE COMMON AREAS), repairing, repaving, lighting, cleaning, painting, striping, insuring (including but not limited to fire and extended coverage insurance on Common Areas, insurance protecting Landlord against liability for personal injury, death and property damage and workers' compensation insurance), removing of snow, ice and debris, police protection, security and security patrol, fire protection, regulating traffic, inspecting, repairing and maintaining machinery and equipment used in the operation of the Common Areas, including heating, ventilating and air conditioning machinery and equipment, depreciation of machinery and equipment, providing heating, ventilating and air conditioning for the interior Common Areas, the cost and expense of inspecting, maintaining and repairing [CONFIDENTIAL] storm and sanitary drainage systems, sprinkler and other fire protection systems, electrical, gas, water, telephone and irrigation systems, the cost and expense of maintaining and repairing [Confidential] the enclosed mall portion of the Center and the exterior of the buildings on Landlord's Tract, including, but not limited to floors, roofs, skylights, escalators, elevators, walls, stairs and signs, cost and expense of [Confidential] maintaining and repairing burglar or fire alarm systems on Landlord's Tract, if installed, cost and expense of landscaping and shrubbery, expenses of utilities, and administrative and overhead costs equal to fifteen percent (15%) of all of the foregoing and all other of Landlord's Common Area Costs. NOTWITHSTANDING THE FOREGOING, NO CAPITAL EXPENDITURES SHALL BE INCLUDED IN TENANT'S SHARE OF LANDLORD'S COMMON AREA COSTS EXCEPT TO THE EXTENT THAT ANY SUCH CAPITAL EXPENDITURES ARE DEPRECIATED BY LANDLORD IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. EXCLUDED FROM LANDLORD'S COMMON AREA COSTS SHALL BE (A) COSTS RELATING TO TAXES AND INSURANCE (ON PORTIONS OF THE CENTER OTHER THAN COMMON AREAS), IT BEING UNDERSTOOD THAT LANDLORD'S COMMON AREA COSTS ARE NOT DUPLICATIVE OF ANY OTHER CHARGE SET FORTH IN THIS LEASE; (B) BE BROKERAGE AND LEASING COMMISSIONS INCURRED IN LEASING THE CENTER; (C) COSTS OF CONSTRUCTION IN A PARKING GARAGE, IF ANY, AND (D) COST OF CONSTRUCTION OF ADDITIONAL BUILDINGS IN THE CENTER IN THE EVENT OF A RENOVATION.

SECTION 6.2. Tenant to Bear Pro Rata Share of Expenses.
     Tenant will pay Landlord, in addition to all other amounts in this Lease provided, such portion of Landlord's Common Area Costs for each calendar year during the Lease Term which bears the same ratio to the total of Landlord's Common Area Costs as the Store Floor Area at the commencement of such calendar year bears to all Rentable Floor Area rented or occupied by tenants on Landlord's Tract other than Rentable Floor Area occupied by Department Stores, tenants or other occupants of the Center who are obligated to maintain specific areas or a specific parcel of land.

     Tenant's share of Landlord's Common Area Costs shall be paid in monthly installments in amounts estimated from time to time by Landlord, one ( 1 ) such installment being due on the first day of each month of each calendar year. After the end of each calendar year the total Landlord's Common Area Costs for such year (and at the end of the Lease Term, the total Landlord's Common Area Costs for the period since the end of the immediately next preceding calendar year) shall be determined by Landlord and Tenant's share paid for such period shall immediately, upon such determination, be adjusted by credit of any excess or payment of any deficiency PROVIDED, HOWEVER, ANY INCREASES IN TENANT'S SHARE SHALL BE CAPPED AT TEN PERCENT (10%) PER YEAR. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, TENANT'S PROPORTIONATE SHARE OF LANDLORD'S COMMON AREA COSTS SHALL NOT EXCEED $8.50 PER SQUARE FOOT DURING CALENDAR YEAR 1991 AND SUCH SHARE SHALL BE PRORATED FOR SUCH PARTIAL CALENDAR YEAR.

                                 ARTICLE VII

                            UTILITIES AND SERVICES

Section 7.1. Utilities.
     Tenant shall not install any equipment which can exceed the capacity of any utility facilities and if any equipment installed by Tenant requires additional utility facilities, the same shall be installed at Tenant's expense in compliance with all code requirements and plans and specifications which must be approved in writing by Landlord. Tenant shall be solely responsible for and promptly pay all charges for use or consumption of sewer, gas, electricity, water and all other utility services. Landlord will initially make electrical service available to the Premises as provided in Exhibit "D," and so long as Landlord continues to provide such electrical service Tenant agrees to purchase the same from Landlord and pay landlord for the electrical service (based upon Landlord's REASONABLE determination from time to time of Tenant's consumption of electricity), as additional rent, on the first day of each month in advance (and prorated for partial months), commencing on the Commencement Date at the same cost as would be charged to tenant from time to time by the utility company which otherwise would furnish such services to the premises if it provided such services and metered the same directly to the premises, but in no event at a cost which is less than the cost landlord must pay in providing such electrical service. Landlord will initially supply water and may supply other utilities to the premises, and so long as landlord continues to provide water or such other utilities tenant shall pay landlord for same at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service and metered the same directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such service, and in no event less than the minimum monthly charge which would have been charged by the utility company in providing such service. Subject to the applicable rules and regulations of the Illinois Public Service Commission, Landlord may Provide a shared tenant telecommunications service to the Premises and so long as Landlord continues to provide such telecommunications service Tenant agrees to purchase the same from Landlord and pay Landlord for the telecommunications service at the same cost as would be charged to Tenant by the utility company which otherwise would furnish such service to the Premises if it provided such service directly to the Premises, but in no event at a cost which is less than the cost Landlord must pay in providing such telecommunications service.

     Tenant shall operate its heating and air conditioning so that the temperature in the Premises will be the same as that in the adjoining mall, and set Tenant's thermostat at the same temperature as that thermostat in the mall which is nearest the Premises. Tenant shall be responsible for the installation, maintenance, repair and replacement of air conditioning, heating and ventilation systems within and specifically for the Premises, including all components such as air handling units, air distribution systems, motors, controls, grilles, thermostats, filters and all other components. Tenant shall operate ventilation so that the relative air pressure in the Premises will be the same as or less than that in the adjoining mall as required by the Landlord.

Section 7.2. Air Conditioning of Premises.
     Landlord will provide and maintain a central plant and a system of chilled media to the Premises installed at a point determined by Landlord. Tenant agrees to purchase the chilled media services from Landlord and pay Landlord annually therefor, as additional rent, in equal monthly installments, in advance on the first day of each month the current Adjusted HVAC Plant Charge (which shall consist of the Minimum Charge of $2.44 per square foot of Store Floor Area per year, increased in the manner hereinafter provided).

     The Adjusted HVAC Plant Charge shall be recalculated from time to time on dates selected by the Landlord (but no less often than annually, each time the Landlord's utility costs are changed, and/or each time field verification indicates that Tenant's use of the system has changed.)

     The current Adjusted HVAC Plant Charge shall be calculated by multiplying the Minimum Charge by a series of adjusting multipliers as follows:

        Adjusted HVAC Plant Charge = Minimum Charge x M1x M2 x M3 x M4

    (a) M(1) = Capacity Multiplier

     The capacity multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

             M(1) = 1 + [0.6[BTUH/33-1]]

     The factor "BTUH" shall mean Tenant's BTUH/per Sq. ft. of Store Floor Area and shall be the calculated peak design total heat gain as determined in accordance with ASHRAE procedures. Tenant's outdoor air or exhaust that is derived via the Landlord's system, and total heat gain from the roof, lights, fan motors and other items, shall be included in calculating the BTUH/per Sq. Ft. factor of this section for purposes of determining the capacity multiplier. The peak total heat gain shall be calculated using the same sun time hour as is used by Landlord in determining the peak building heat gain; typically 1600 hours.

    (b) M(2) = Hours Multiplier

     The hours multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

             M(2) = 1 + [Extra Hours/Regular Hours]

     The term "Extra Hours" shall mean Tenant's hours use of system during times other than the originally established regular weekly hours of the Center. The term "Regular Hours" shall mean originally established regular weekly hours of the Center.

     (c) M(3) = Utility Cost Multiplier

         The utility cost multiplier shall be the multiplier arrived at by applying the following formula:

             M(3) = 1 + [0.6[Current Cost/Original Cost- 1]]

     The term "Current Cost" shall mean "Utility Cost" based on rates in effect on the selected date. The term "Original Cost" shall mean Utility Cost based on rates in effect on January 2, 1985. The term "Utility Cost" shall mean the cost to Landlord of the utilities necessary for furnishing chilled media to the Premises, including all charges made to Landlord by the public utilities furnishing the same and based on the original consumption and demands estimated for the central HVAC system and building.

    (d) M(4) = Maintenance Cost Multiplier

     The Maintenance Cost Multiplier shall be the greater of 1 or the multiplier arrived at by applying the following formula:

             M(4) = 1 + [0.1 [Current CPI/Original CPI - 1]]

     The term "Current CPI" shall mean the "Consumer Price Index" on the selected date. The term "Original CPI" shall mean the "Consumer Price Index" for December 1, 1990. The term "Consumer Price Index" as used in this Section
7.2 and in Section 14.1 herein shall mean "United States City Average All Items for All Urban Consumers (CPI-U, 1982-84=100)" published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the publication of the Consumer Price Index of the U.S. Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power of the consumer dollar published by a responsible financial periodical selected by Landlord shall be used for making such computations.

Section 7.3. Enforcement and Termination.

[Confidential]
Landlord shall not be liable to Tenant in damages or otherwise if any utilities or services, whether or not furnished by Landlord hereunder, are Interrupted or terminated because of repairs, installation or improvements, or any cause beyond Landlord's reasonable control, nor shall any such termination relieve Tenant of any of its obligations under this Lease. IN THE EVENT ANY UTILITY SERVICE TO THE PREMISES SHALL BE INTERRUPTED DUE TO LANDLORD'S NEGLIGENCE OF WILLFUL ACTS FOR A PERIOD OF MORE THAN THREE (3) CONSECUTIVE BUSINESS DAYS AND THE PREMISES ARE RENDERED UNTENANTABLE THEREBY, THEN THE MINIMUM MONTHLY RENT SHALL ABATE FROM THE TIME OF SUCH INTERRUPTION UNTIL SERVICE IS RESTORED. Tenant shall operate the Premises in such a way as shall not waste fuel, energy or natural resources. Landlord may cease to furnish any one or more of said utilities or services to Tenant without liability for the same, and no discontinuance of any utilities or services shall constitute a constructive eviction.


                                  ARTICLE VIII

                         CONDUCT OF BUSINESS BY TENANT

Section 8.1. Use of Premises.
     The Premises shall be occupied and used by Tenant solely for the purpose of conducting therein the business of the [Confidential] operation of a full service financial institution, and Tenant shall not use or permit or suffer the use of the Premises for any other business or purpose.

Section 8.2. Prompt Occupancy and Use.
     Tenant will occupy the Premises upon the Commencement Date and thereafter continuously operate and conduct in 100% of the Premises during each hour of the entire Lease Term when Tenant is required under this Lease to be open for business the business permitted under Section 8.1 hereof, with a full staff and full stock of merchandise, using only such minor portions of the Premises for storage and office purposes as are reasonably required. The parties agree that: Landlord has relied upon Tenant's occupancy and operation in accordance with the foregoing provisions; because of the difficulty or impossibility of determining Landlord's damages which would result from Tenant's violation of such provisions, including but not limited to damages from loss of [Confidential] Rent from Tenant and other tenants, and diminished saleability, mortgageability and economic value, Landlord shall be entitled to liquidated damages if it elects to pursue such remedy; therefore for any day that Tenant does not fully comply with the provisions of this section 8.2 the Minimum Annual Rent, prorated on a daily basis, shall be increased by 50%, such increased sum representing the damages which the parties agree Landlord will suffer by Tenant's noncompliance. In addition to all other remedies, Landlord shall have the right to obtain specific performance by tenant upon Tenant's failure to comply with the provisions of this Section 8.2.

Section 8.3. Conduct of Business.
     Such business shall be conducted (a) under the name 1ST NATIONAL BANK OF LINCOLNSHIRE OR SUCH OTHER NAME AS APPROVED BY LANDLORD WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD [Confidential] and (b) in such manner as shall assure the TRANSACTION of a maximum volume of business in and at the Premises. The Premises shall be and remain open for business to the public Monday through THURSDAY FROM 9:00 A.M. UNTIL 5:00 P.M., FRIDAY FROM 9:00 A.M. UNTIL 6:00 P.M., AND SATURDAY FROM 9:00 A.M. UNTIL 12:00 NOON, [Confidential] The Center shall be closed, and Tenant shall not be permitted to conduct business from the Premises on either Thanksgiving Day or Christmas Day.

Section 8.4. Operation by Tenant.
     Tenant covenants and agrees that it will: not place or maintain any merchandise, vending machines or other articles in any vestibule or entry of the Premises or outside the Premises; store garbage, trash, rubbish and other refuse in rat-proof and insect-proof containers inside the Premises, and remove the same frequently and regularly and, if directed by Landlord, by such means and methods and at such times and intervals as are designated by Landlord, all at Tenant's cost; not permit any sound system, audible or objectionable advertising medium visible outside the Premises; keep all mechanical equipment free of vibration and noise and in good working order and condition; not commit or permit waste or a nuisance upon the Premises; not permit or cause odors to emanate or be dispelled from the Premises; not solicit business in the Common Areas nor distribute advertising matter to, in or upon any Common Areas; not permit the loading or unloading or the parking or standing of delivery vehicles outside any area designated therefor, nor permit any use of vehicles which will interfere with the use of any Common Areas; comply with all laws, recommendations, ordinances, rules and regulations of governmental, public, private and other authorities and agencies, including those with authority over insurance rates, with respect to the use or occupancy of the Premises, and including but not limited to the Williams-Steiger Occupational Safety and Health Act; light the show windows of the Premises and all signs each night of the year for not less than one (1) hour after the Premises is permitted to be closed; not permit any noxious, toxic or corrosive fuel or gas, dust, dirt or fly ash on the Premises; not place a load on any floor in the Center which exceeds the floor load per square foot which such floor was designed to carry; and not permit any game machines (electronic or otherwise) to exist in the Premises or to be used in the Premises.

Section 8.5. Storage.
     Tenant shall store in the Premises only merchandise which Tenant intends to sell at, in or from the Premises within a reasonable time after receipt thereof.

Section 8.6. Emissions and Hazardous Materials.
       A. Emissions. Tenant shall not, without the prior written consent of Landlord:

           (i) make, or permit to be made, any use of the Premises or any portion thereof which emits, or permits the emission of an unreasonable amount of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control channels), or which emits, or permits the emission of dust, sweepings, dirt, cinders, fumes or odors into the atmosphere, the ground or any body of water, whether natural or artificial (including rivers, streams, lakes, ponds, dams, canals, or flood control CHANNELS) which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

           (ii) permit any vehicle on the Premises or the Center which emits exhaust which is in violation of any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement;

          (iii) create, or permit to be created, any sound pressure level which will interfere with the quiet enjoyment of any real property by any Tenant or occupant of the Center, or which will create a nuisance or violate any federal, state or local law, ordinance, order, rule, regulation, code or and other governmental restriction or requirement;

           (iv) transmit, receive, or permit to be transmitted or received any electromagnetic, microwave or other radiation which is harmful or hazardous to any person or property in, on or about the Premises or the Center, or which interferes with the operation of any electrical, electronic, telephonic or other equipment wherever located, whether on the Premises or the Center;

           (v) create, or permit to be created, any ground vibration that is discernible outside the Premises; or

          (vi) produce or permit to be produced any intense glare, light or heat except within an enclosed or screened area and then only in such manner that the glare, light or heat shall not be discernible outside the Premises.

       B.  Hazardous Material

           Tenant shall not, without the prior written consent of Landlord, cause or permit, knowingly or unknowingly, any Hazardous Material (hereinafter defined) to be brought or remain upon, kept, used, discharged, leaked, or emitted in or about, or treated at the Premises or the Center. As used in this Lease, "Hazardous Material(s)" shall mean any hazardous, toxic or radioactive substance, material, matter or waste which is or becomes regulated by any federal, state or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement, and shall include asbestos, petroleum products and the terms "Hazardous Substance" and "Hazardous Waste" as defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq., the Illinois Environmental Protection Act ("IEPA"), as amended, III. Rev. Stat. ch 111-112, Section 1001 et seq. To obtain Landlord's consent, Tenant shall prepare an "Environmental Audit" for Landlord's review. Such Environmental Audit shall list: (1) the name(s) of each Hazardous Material and a Material Safety Data Sheet
       (MSDS) as required by the Occupational Safety and Health Act; (2) the volume proposed to be used, stored and/or treated at the Premises (monthly); (3) the purpose of such Hazardous Material; (4) the proposed on-premises storage location(s); (5) the name(s) of the proposed off-premises disposal entity; and (6) an emergency preparedness plan in the event of a release. Additionally, the Environmental Audit shall include copies of all required federal, state, and local permits concerning or related to the proposed use, storage, or treatment of any Hazardous Material(s) at the Premises. Tenant shall submit a new Environmental Audit whenever it proposes to use, store, or treat a new Hazardous Material at the premises or when the volume of existing Hazardous Materials to be used, stored, or treated at the Premises expands by ten percent (10%) during any thirty (30) day period. If Landlord in its reasonable judgment finds the Environmental Audit acceptable, then Landlord shall deliver to Tenant Landlord's written consent. Notwithstanding such consent, Landlord may revoke its consent upon: (1) Tenant's failure to remain in full compliance with applicable environmental permits and/or any other requirements under any federal, state, or local law, ordinance, order, rule, regulation, code or any other governmental restriction or requirement (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"),as amended, 42 U.S.C Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq., and the Illinois Environmental Protection Act ("IEPA"), as amended, III Rev. Stat. ch. 111-112, Section 1001 et seq.) related to environmental safety, human health, or employee safety; (2) the Tenant's business operations pose or potentially pose a human health risk to other Tenants; or (3) the Tenant expands its use, storage, or treatment of any Hazardous Material(s) in a manner inconsistent with the safe operation of a shopping center. Should Landlord consent in writing to Tenant bringing, using, storing or treating any Hazardous Material(s) in or upon the Premises or the Center, Tenant shall strictly obey and adhere to any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), as amended, 42 U.S.C
Section 9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C. Section 6901 et seq., and the Illinois Environmental Protection Act ("IEPA"), as amended, III. Rev Stat. ch 111-112, Section 1001 et seq.) which in any way regulate, govern or impact Tenant's possession, use, storage, treatment or disposal of said Hazardous Material(s). In addition, Tenant represents and warrants to Landlord that (1) Tenant shall apply for and remain in compliance with any and all federal, state or local permits in regard to Hazardous Materials; (2) Tenant shall report to any and all applicable governmental authorities any release of reportable quantities of any Hazardous Material(s) as required by any and all federal, state or local laws, ordinances, orders, rules, regulations, codes or any other governmental restrictions or requirements; (3) Tenant, within five (5) days of receipt, shall send to Landlord a copy of any notice, order, inspection report, or other document issued by any governmental authority relevant to the Tenant's compliance status with environmental or health and safety laws; and, (4) Tenant shall remove from the Premises all Hazardous Materials at the termination of this Lease.

        In addition to, and in no way limiting, Tenant's duties and obligations as set forth in Section 11.6 of this Lease, should Tenant breach any of its duties and obligations as set forth in this Section 8.6 of this Lease, or if the presence of any Hazardous Material(s) on the Premises results in contamination of the Premises, the Center, any land other than the Center, the atmosphere, or any water or waterway (including groundwater), or if contamination of the Premises or of the Center by any Hazardous Material(s) otherwise occurs for which Tenant is otherwise legally liable to Landlord for damages resulting therefrom, Tenant shall indemnify, save harmless and, at Landlord's option and with attorneys approved in writing by Landlord, defend Landlord, and its contractors, agents, employees, partners, officers, directors, and mortgagees, if any, from any and all claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions, causes of action, and losses of any and every kind and nature (including, without limitation, diminution in value of the Premises or the Center, damages for the loss or restriction on use of the rentable or usable space or of any amenity of the Premises or the Center, damages arising from any adverse impact on marketing space in the Center, and sums paid in settlement of claims and for attorney's fees, consultant fees and expert fees, which may arise during or after the Lease Term or any extension thereof as a result of such contamination). This includes, without limitation, costs and expenses, incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because the presence of Hazardous Material(s) on or about the Premises or the Center, or because of the presence of Hazardous Material(s) anywhere else which came or otherwise emanated from Tenant or the Premises. Without limiting the foregoing, if the presence of any Hazardous Material(s) on or about the Premises or the Center caused or permitted by Tenant results in any contamination of the Premises or the Center, Tenant shall, at its sole expense, promptly take all actions and expense as are necessary to return the Premises and/or the Center to the condition existing prior to the introduction of any such Hazardous Material(s) to the Premises or the Center; provided, however, that Landlord's approval of such actions shall first be obtained in writing.

Section 8.7. Painting, Decorating, Displays, Alterations.
        Tenant will not paint, decorate or change the architectural treatment of any part of the exterior of the Premises nor any part of the interior of the Premises visible from the exterior nor make any structural alterations, additions or changes In the Premises without Landlord's written approval thereto WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD, and will promptly remove any paint, decoration, alteration, addition or changes applied or installed without Landlord's approval and restore the Premises to an acceptable condition or take such other action with respect thereto as Landlord directs.

        Tenant will install and maintain at all times, subject to the other provisions of this Section 8.7, merchandise displays in any show windows on the Premises; the arrangement, style, color and general appearance thereof and of displays in the interior of the Premises which are visible from the exterior, including, but not limited to, window displays, advertising matter, signs, merchandise and store fixtures, shall be maintained in keeping with the character and standards of the Center.

Section 8.8 Other Operations.
[Confidential]

[CONFIDENTIAL]


Section 8.9. Sales and Dignified Use.
     No public or private auction or any fire, "going out of business," bankruptcy or similar sales or auctions shall be conducted in or from the Premises and the Premises shall not be used except in a dignified and ethical manner consistent with the general high standards of merchandising in the Center and not in a disreputable or immoral manner or in violation of national, state or local laws.

                                   ARTICLE IX

                         MAINTENANCE OF LEASED PREMISES

Section 9.1. Maintenance by Landlord.
     Landlord shall keep or cause to be kept the foundations, roof and structural portions of the walls of the Premises in good order, repair and condition except for damage thereto due to the acts or omissions of Tenant, its agents, employees or invitees. Landlord shall commence required repairs as soon as reasonably practicable after receiving written notice from Tenant thereof. This Section 9.1 shall not apply in case of damage or destruction by fire or other casualty or condemnation or eminent domain, in which events the obligations of Landlord shall be controlled by Article XVI and XVII. Except as provided in this Section 9.1 Landlord shall not be obligated to make repairs, replacements or improvements of any kind upon the Premises, or to any equipment, merchandise, stock in trade, facilities or fixtures therein, all of which shall be Tenant's responsibility, but Tenant shall give Landlord prompt written notice of any accident, casualty, damage or other similar occurrence in or to the Premises or the Common Areas of which Tenant has knowledge.

Section 9.2. Maintenance by Tenant.
     Tenant shall at all times keep the Premises (including all entrances and vestibules) and all partitions, window and window frames and mouldings, glass, store fronts, doors, door openers, fixtures, equipment and appurtenances thereof (including lighting, heating, electrical, plumbing, ventilating and air conditioning fixtures and systems and other mechanical equipment and appurtenances) and all parts of the Premises, and parts of Tenant's Work not on the Premises, not required herein to be maintained by Landlord, in good order, condition and repair and clean, orderly, sanitary and safe, damage by unavoidable casualty excepted (including but not limited to doing such things as are necessary to cause the Premises to comply with applicable laws, ordinances, rules, regulations and orders of governmental and public bodies and agencies, such as but not limited to the Williams-Steiger Occupational Safety and Health Act). If replacement of equipment, fixtures and appurtenances hereto is necessary, Tenant shall replace the same with new or completely reconditioned equipment, fixtures and appurtenances, and repair all damage done in or by such replacement. If Tenant fails to perform its obligations hereunder, Landlord, without notice, may, but shall not be obligated to, perform Tenant's obligations or perform work resulting from Tenant's acts, actions or omissions and add the cost of the same to the next installment of Minimum Monthly Rent due hereunder.

Section 9.3. Surrender of Premises
     At the expiration of the Lease Term, Tenant shall surrender the Premises in the same condition as they were required to be in on the Required Completion Date, reasonable wear and tear and damage by unavoidable casualty excepted, and deliver all keys for, and all combinations on locks, safes and vaults in, the Premises to Landlord at Landlord's notice address as specified in Section 24.7 or, at Landlord's option, to the office of the Center's general manager.

                                   ARTICLE X

                 SIGNS, AWNINGS, CANOPIES, FIXTURES ALTERATIONS

Section 10.1.Fixtures.
     All fixtures installed by Tenant shall, be new or completely reconditioned. [CONFIDENTIAL]. Upon the request of Landlord, Tenant shall, when reasonably required, refurbish all or any portion of the interior of the Premises so that the furnishings, furniture, flooring, wall fixtures and coverings, equipment and other appurtenances in the Premises shall be in keeping with the contemporary decor of the Center.

Section 10.2. Removal and Restoration by Tenant.
     All alterations, changes and additions and all improvements, including leasehold improvements, made by Tenant, or made by Landlord on Tenant's behalf, whether part of Tenant's Work or not and whether or not paid for wholly or in part by Landlord, shall remain Tenant's property for the Lease Term. Any alterations, changes, additions and improvements shall immediately upon the termination of this Lease become Landlord's property, be considered part of the Premises, and not be removed at [CONFIDENTIAL] the end of the Lease Term without Landlord's written consent unless Landlord requests Tenant to remove same. If Tenant fails to remove any shelving, decorations, equipment, trade fixtures or personal property from the Premises prior to the end of the Lease Term, they shall become Landlord's property and Tenant shall repair or pay for the repair of any damage done to the Premises resulting from removing same but not for painting or redecorating the Premises. TENANT SHALL BE PERMITTED TO REMOVE ITS TRADE FIXTURES, EQUIPMENT AND VAULT AT THE END OF THE LEASE TERM, PROVIDED, HOWEVER, TENANT SHALL REPAIR ANY DAMAGE OCCASIONED BY SUCH REMOVAL.

Section 10.3. Tenant's Liens.
     A. Tenant shall not suffer any mechanics' or materialmen's lien to be filed against the Premises or the Center by reason of work, labor, services or materials performed or furnished to Tenant or anyone holding any part of the Premises under Tenant. If any such lien shall at any time be filed as aforesaid, Tenant may contest the same in good faith, but, notwithstanding such contest, Tenant shall, within 30 days after the filing thereof, cause such lien to be released of record by payment, bond, order of a court of competent jurisdiction, or otherwise. In the event of Tenant's failure to release of record any such lien within the aforesaid period, Landlord may remove said lien by paying the full amount thereof or by bonding or in any other manner Landlord deems appropriate, without investigating the validity thereof, and irrespective of the fact that Tenant may contest the propriety or the amount thereof, and Tenant, upon demand, shall pay Landlord the amount so paid out by Landlord in connection with the discharge of said lien, together with interest thereon at the rate set forth in Section 4.2 herein and reasonable expenses incurred in connection therewith, including reasonable attorneys' fees, which amounts are due and payable to Landlord as additional rent on the first day of the next following month. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject Landlord's estate in the Premises to any lien or liability under the lien laws of the State of Illinois. Tenant's obligation to observe and perform any of the provisions of this Section 10.3 shall survive the expiration of the Lease Term or the earlier termination of this Lease.

     B. Tenant shall not create or suffer to be created a security interest or other lien against any improvements, additions or other construction made by Tenant in or to the Premises or against any equipment or fixtures installed by Tenant therein (other than Tenant's property), and should any security interest be created in breach of the foregoing, Landlord shall be entitled to discharge the same by exercising the rights and remedies afforded it under the penultimate sentence of paragraph A of this Section.

Section 10.4. Signs, Awnings and Canopies.
     Tenant will not place or permit on any exterior door or window or any wall of the Premises or otherwise, any sign, awning, canopy, advertising matter, decoration, lettering or other thing of any kind which does not comply with the Sign Criteria set forth in Exhibit "F" attached hereto. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, SUBJECT TO LOCAL GOVERNING AUTHORITY APPROVAL, TENANT SHALL BE PERMITTED TO PLACE ONE (1) EXTERIOR SIGN ON THE EXTERIOR ENTRANCE TO THE PREMISES.

                                  ARTICLE XI

                                  INSURANCE

Section 11.1. By Landlord.
     Landlord shall carry public liability insurance on those portions of the Common Areas included in Landlord's Tract providing coverage of not less than $3,000,000.00 against liability for bodily injury including death and personal injury for any one (1) occurrence and $1,000,000.00 property damage insurance, or combined single limit insurance in the amount of $3,000,000.00.

     Landlord shall also carry insurance for fire, extended coverage, vandalism, malicious mischief and other endorsements deemed advisable by Landlord, insuring all improvements on Landlord's Tract, including the Premises and all leasehold improvements thereon and appurtenances thereto (excluding Tenant's merchandise, trade fixtures, furnishings, equipment, personal property and excluding plate glass) for the full insurable value thereof, with such deductibles as Landlord deems advisable, such insurance coverage to include improvements provided by Tenant as set forth in Exhibit "D" and "D-2" as Tenant's Work (excluding wall covering, floor covering, carpeting and drapes) and Landlord's Work as defined in Exhibit "D"; Tenant agrees to pay Landlord, as additional rent, thirty cents ($.30) per year for each square foot of Store Floor Area payable in equal installments on the first day of every calendar month during the Lease Term, as Tenant's share of the cost of the premiums for such insurance described above in this sentence. At the end of the first Partial Lease Year and each Lease Year thereafter, the amount thus to be paid by Tenant shall be adjusted upward or downward (but shall never be less than the above amount) in direct ratio to the increase or decrease in the cost of the premiums paid by Landlord for such insurance coverage.

Section 11.2. By Tenant.
     Tenant agrees to carry public liability insurance on the Premises during the Lease Term, covering the Tenant and naming the Landlord as an additional named insured with terms and companies satisfactory to Landlord, for limits of not less than $l,000,000.00 for bodily injury, including death, and personal injury for, any one (1) occurrence, $500,000.00 property damage insurance or a combined single limit of $1,000,000.00 Tenant's insurance will include contractual liability coverage recognizing this Lease, products and completed operations liability and providing that Landlord and Tenant shall be given a minimum of THIRTY (30) days written notice by the insurance company prior to cancellation, termination or change in such insurance. Tenant also agrees to carry insurance against fire and such other risks as are from time to time required by Landlord, including, but not limited to, a standard "All-Risk" policy of property insurance protecting against all risk of physical loss or damage, including without limitation, sprinkler leakage coverage and plate glass insurance covering all plate glass in the Premises (including store fronts), in amounts not less than the actual replacement cost, covering all of Tenant's merchandise, trade fixtures, furnishing, wall covering, floor covering, carpeting, drapes, equipment and all items of personal property of Tenant located on or within the Premises. Tenant shall provide Landlord with certificates or, at Landlord's request, copies of the policies, evidencing that such insurance is in full force and effect and stating the terms thereof. The minimum limits of the comprehensive general liability policy of insurance shall in no way limit or diminish Tenant's liability under Section 11.6 hereof and shall be subject to increase at any time, and from time to time, after the commencement of fifth (5th) year of the Lease Term if Landlord in the exercise of its reasonable judgment shall deem same necessary for adequate protection. Within thirty (30) days after demand therefor by Landlord, Tenant shall furnish Landlord with evidence that it has complied with such demand.

     Notwithstanding the above mentioned public liability insurance policy limit for Tenant, if Tenant does or intends to bring, possess, use, store, treat or dispose any Hazardous Material (herein defined) in or upon the Premises or Center, Landlord shall have the right to require Tenant to purchase additional public liability insurance, and supply Landlord with certificates of insurance reflecting the additional insurance, with coverage of no less than Five Million and 00/100 Dollars ($5,000,000.00) and to purchase environmental impairment liability insurance with coverage of no less than Five Million and 00/l00 Dollars ($5,000,000.00) with a deductible of no greater than Fifty Thousand and 00/l00 Dollars ($50,000.00) to insure that anything contaminated with or by the Hazardous Material be removed from the Premises and/or the Center, and that the Premises and/or the Center be restored to a clean, neat, attractive, healthy, sanitary and noncontaminated condition.

Section 11.3. Mutual Waiver of Subrogation Rights.
     Landlord and Tenant and all parties claiming under them mutually release and discharge each other from all claims and liabilities arising from or caused by any casualty or hazard covered or required hereunder to be covered in whole or in part by insurance on the Premises or in connection with property on or activities conducted on the Premises, and waive any right of subrogation which might otherwise exist in or accrue to any person on account thereof and evidence such waiver by endorsement to the required insurance policies, provided that such release shall not operate in any case where the effect is to invalidate or increase the cost of such insurance coverage (provided, that in the case of increased cost, the other party shall have the right, within thirty (30) days following written notice, to pay such increased cost, thereby keeping such release and waiver in full force and effect).

Section 11.4. Waiver.
     UNLESS CAUSED BY THE NEGLIGENCE OF LANDLORD, ITS AGENTS OR EMPLOYEES, Landlord, its contractors, agents and employees, shall not be liable for, and Tenant waives all claims for, damage, including but not limited to consequential damages, to person, property or otherwise, sustained by Tenant or any person claiming through Tenant resulting from any accident or occurrence in or upon any part of the Center including, but not limited to, claims for damage resulting from: (a)any equipment or appurtenances becoming out of repair; (b)Landlord's failure to keep any part of the Center in repair; (c)injury done or caused by wind, water, or other natural element;
(d)any defect in or failure of plumbing, heating or air conditioning equipment, electric wiring or installation thereof, gas, water, and steam pipes, stairs, porches, railings or walks; (e)broken glass; (f)the backing up of any sewer pipe or downspout; (g)the bursting, leaking or running of any tank, tub, washstand, water closet, waste pipe, drain or any other pipe or tank in, upon or about the Premises; (h)the escape of steam or hot water; (i) water, snow or ice upon the Premises; (j)the falling of any fixture, plaster or stucco; (k)damage to or loss by theft or otherwise of property of Tenant or others; (l)acts or omissions of persons in the Premises, other tenants in the Center, occupants of nearby properties, or any other persons; and (m)any act or omission of owners of adjacent or contiguous property, or of Landlord, its agents or employees. All property of Tenant kept in the Premises shall be so kept at Tenant's risk only and Tenant shall save Landlord harmless from claims arising out of damage to the same, including subrogation claims by Tenant's insurance carrier.

Section 11.5. Insurance - Tenant's Operation.
     Tenant will not do or suffer to be done anything which will contravene Landlord's insurance policies or prevent Landlord from procuring such policies in amounts and companies selected by Landlord. If anything done, omitted to be done or suffered to be done by Tenant in, upon or about the Premises shall cause the rates of any insurance effected or carried by Landlord on the Premises or other property to be increased beyond the regular rate from time to time applicable to the Premises for use for the purpose permitted under this Lease, or such other property for the use or uses made thereof, Tenant will pay the amount of such increase promptly upon Landlord's demand and Landlord shall have the right to correct any such condition at Tenant's expense In the event that his Lease so permits and Tenant engages in the preparation of food or packaged foods or engages in the use, sale or storage of inflammable or combustible material, Tenant shall install chemical extinguishing devices (such as ansul) approved by Underwriters Laboratories and Factory Mutual Insurance Company and the installation thereof must be approved by the appropriate local authority. Tenant shall keep such devices under service as required by such organizations. if gas Is used in the Premises, Tenant shall install gas cut-off devices (manual and automatic).

Section 11.6. Indemnification.
     Tenant shall save harmless, indemnify, and at Landlord's option, defend Landlord, its contractors, agents and employees, and mortgagee, if any, from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Tenant's use, occupancy, management or control of the Premises or Tenant's operations, conduct or activities in the Center.

     EXCEPT IN THE CASE OF CLAIMS WAIVED BY TENANT PURSUANT TO SECTION 11.4 ABOVE, LANDLORD SHALL INDEMNIFY AND SAVE HARMLESS TENANT FROM AND AGAINST ANY AND ALL LIABILITY, LIENS, CLAIMS, DEMANDS, DAMAGES, EXPENSES, FEES, COSTS, FINES, PENALTIES, SUITS, PROCEEDINGS, ACTIONS AND CAUSES OF ACTION OF ANY AND EVERY KIND AND NATURE ARISING OR GROWING OUT OF OR IN ANY WAY CONNECTED WITH LANDLORD'S USE, OCCUPANCY, MANAGEMENT OR CONTROL OF THE CENTER.

                                 ARTICLE XII

                 OFFSET STATEMENT, ATTORNMENT, SUBORDINATION

Section 12.1. Offset Statement.
     Within TWENTY-ONE (21) days after Landlord's written request Tenant shall deliver, executed in recordable form a declaration to any person designated by Landlord (a) ratifying this Lease; (b)stating the commencement and termination dates; and (c) certifying (i) that this Lease is in full force and effect and has not been assigned, modified, supplemented or amended (except by such writings as shall be stated), (ii) that all conditions under this Lease to be performed by Landlord have been satisfied (stating exceptions, if any), (iii) that no defenses or offsets against the enforcement of this Lease by Landlord exist (or stating those claimed): (iv) as to advance rent, if any, paid by Tenant, (v) the date to which rent has been paid, (vi) as to the amount of security deposited with Landlord, and such other information as Landlord reasonably requires. Persons receiving such statements shall be entitled to rely upon them.

Section 12.2. Attornment.
     Tenant shall, in the event of a sale or assignment of Landlord's interest in the Premises or the building in which the Premises is located or this Lease or Landlord's Tract, or if the Premises or such building comes into the hands of a mortgagee, ground lessor or any other person whether because of a mortgage foreclosure, exercise of a power of sale under a mortgage, termination of the ground lease, or otherwise, attorn to the purchaser or such mortgagee or other person and recognize the same as Landlord hereunder. Tenant shall execute, at Landlord's request, any attornment agreement required by any mortgagee, ground lessor or other such person to be executed, containing such provisions as such mortgagee, ground lessor or other person requires PROVIDED THAT SUCH AGREEMENT (ANY ATTORNMENT) SHALL NEITHER DIMINISH TENANT'S RIGHTS OR INCREASE TENANT'S LIABILITIES (OBLIGATIONS) HEREUNDER.

Section 12.3. Subordination.
     A. Mortgage. This Lease shall be secondary, junior and inferior at all times to the lien of any mortgage and to the lien of any deed of trust or other method of financing or refinancing (hereinafter collectively referred to as "mortgage") now or hereafter existing against all or a part of Landlord's Tract, and to all renewals, modifications, replacements, consolidations and extensions thereof, and Tenant shall execute and deliver all documents requested by any mortgagee or security holder to effect such subordination. If Tenant fails to execute and deliver any such document requested by a mortgagee or security holder to effect such subordination, Landlord is hereby authorized to execute such documents and take such other steps as are necessary to effect such subordination on behalf of Tenant as Tenant's duly authorized irrevocable agent and attorney-in-fact. UPON TENANT'S REQUEST, LANDLORD SHALL USE ITS BEST EFFORTS TO OBTAIN FROM SUCH FIRST MORTGAGEE AN AGREEMENT IN WRITING THAT IF LANDLORD DEFAULTS UNDER THE FIRST MORTGAGE, SAID FIRST MORTGAGEE SHALL NOT DISTURB TENANT'S POSSESSION WHILE TENANT IS NOT IN DEFAULT HEREUNDER.

     B. Construction, Operation and Reciprocal Easement Agreements. This Lease is subject and subordinate to one (1) or more construction, operation, reciprocal easement or similar agreements and to one (1) or more declaration of covenants, conditions, restrictions, rights and easements (hereinafter referred to as "Operating Agreements") entered into or hereafter to be entered into between Landlord and other owners or lessees of real estate (including but not limited to owners and operators of Department Stores) within or near the Center (which Operating Agreements have been or will be recorded in the official records of the County wherein the Center is located) and to any and all easements and easement agreements which may be or have been entered into with or granted to any persons heretofore or hereafter, whether such persons are located within or upon the Center or not, and Tenant shall execute such instruments as Landlord requests to evidence such subordination. In addition, this Lease is subject to all applicable ordinances of the Village of Lincolnwood, Illinois.

SECTION 12.4 FAILURE TO EXECUTE INSTRUMENTS
             [CONFIDENTIAL]

                                  ARTICLE XIII

                     ASSIGNMENT, SUBLETTING AND CONCESSIONS

Section 13.1. Consent Required.
     Tenant shall not sell, assign, mortgage, pledge or in any manner transfer this Lease or any interest therein, nor sublet all or any part of the Premises, nor license concessions nor lease departments therein, without Landlord's prior written consent in each instance WHICH CONSENT SHALL NOT BE UNREASONABLY WITHHELD OR DELAYED SO LONG AS TENANT AND ITS PROPOSES TRANSFEREE COMPLY WITH CONDITIONS 1-6 BELOW. Consent by Landlord to any assignment or subletting shall not waive the necessity for consent to any subsequent assignment or subletting. This prohibition shall include a prohibition against any subletting or assignment by operation of law. If this Lease is assigned or the Premises or any part sublet or occupied by anybody other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant and apply the same to the rent herein reserved, but no such assignment, subletting, occupancy or collection of rent shall be deemed a waiver of any restrictive covenant contained in this Section 13.1 or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the performance by Tenant of any covenants on the part of Tenant herein contained. Any assignment (a) as to which Landlord has consented; or (b) which is required by reason of a final nonappealable order of a court of competent jurisdiction; or
(c) which is made by reason of and in accordance with the provisions of any law or statute, including, without limitation, the laws governing bankruptcy, insolvency or receivership shall be subject to all terms and conditions of this Lease, and shall not be effective or deemed valid unless, at the time of such assignment:

          1. Each assignee or sublessee shall agree, in a written agreement satisfactory to Landlord, to assume and abide by all of the terms and provisions of this Lease, including those which govern the permitted uses of the Premises described in Article VIII herein; and

          2. Each assignee or sublessee has submitted a current financial statement, audited by a certified public accountant, showing a net worth and working capital AT LEAST EQUAL TO OR in amounts determined by Landlord to be sufficient to assure the future performance by such assignee or sublessee of Tenant's obligations hereunder; and

          3. Each assignee or sublessee has submitted, in writing, evidence satisfactory to Landlord of substantial retailing experience in shopping centers of comparable size to the Center and in the sale of merchandise and services permitted under Article VIII of this Lease; and

          4. The business reputation of each assignee or sublessee shall meet or exceed generally acceptable commercial standards; and

          5. The use of the Premises by each assignee or sublessee shall not violate, or create any potential violation of applicable laws, codes or ordinances, nor violate any other agreements affecting the Premises, Landlord or other tenants in the Center.

          6. Tenant shall pay Landlord the sum of One Thousand and 00/100 Dollars ($1,000.00) as reimbursement to Landlord for administrative and legal expenses incurred by Landlord in connection with any such assignment or subletting

     In the event of any assignment or subletting as provided above, there shall be paid to Landlord, in addition to the Minimum Annual Rent and other charges due Landlord pursuant to this Lease, such additional consideration as shall be attributable to the right of use and occupancy of the Premises, whenever the same is receivable by Tenant, together with, as additional rent, [CONFIDENTIAL] the excess, if any, of the rent and other charges payable by the assignee or sublessee over the Minimum Annual Rent and other charges payable under the Lease to Landlord by Tenant pursuant to this Lease. [CONFIDENTIAL] Such additional rent shall be paid to Landlord concurrently with the payments of Minimum Annual Rent required under this Lease, and Tenant shall remain primarily liable for such payments. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS ARTICLE XIII, TENANT SHALL HAVE THE RIGHT, WITHOUT LANDLORD'S CONSENT, TO ASSIGN THIS LEASE SO ANY WHOLLY OWNED SUBSIDIARY OR HOLDING COMPANY HOLDING TENANT'S STOCK PROVIDED THAT TENANT SHALL REMAIN FULLY LIABLE ON THIS LEASE AND FOR THE PERFORMANCE OF ALL TERMS, COVENANTS END PROVISIONS OF THIS LEASE. Notwithstanding any assignment or subletting, Tenant shall remain fully liable on this Lease and for the performance of all terms, covenants and provisions of this Lease.

Section 13 2. Change In Ownership.
     If Tenant or the guarantor of this Lease, if any, is a corporation the stock of which is not traded on any national securities exchange (as defined in the Securities Exchange Act of 1934, as amended), then the following shall constitute an assignment of this Lease for all purposes of this Article XIII:
(i) the merger, consolidation or reorganization of such corporation; and/or
(ii) the sale, issuance, or transfer, cumulatively or in one transaction, of any voting stock, by Tenant or the guarantor of this Lease or the stockholders of record of either as of the date of this Lease, which results in a change in the voting control of Tenant or the guarantor of this Lease, except any such transfer by inheritance or testamentary disposition. If Tenant or the guarantor of this Lease, if any, is a joint venture, partnership or other association, then for all purposes of this Article XIII, the sale issuance or transfer, cumulatively or in one transaction, of either voting control or of a twenty-five percent (25%) interest, or the termination of any joint venture, partnership or other association, shall constitute an assignment, except any such transfer by inheritance or testamentary disposition.

                                  ARTICLE XIV

                        PROMOTIONAL FUND AND ADVERTISING

Section 14.1. Provisions Relating to Promotional Advertising
     Landlord may, at its option, create and maintain an advertising and promotional fund (hereinafter referred to as the "Fund"), the primary purpose of which is to provide sums necessary for professional advertising and promotional services which benefit the tenants in the Center. In the event Landlord does create and maintain the Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of (a) the Commencement Date, or
(b) the date the Fund is created, the greater of (a) $2.00 per square foot of Store Floor Area, or (b) $2,000.00 during each calendar year of the Lease Term (hereinafter referred to as "Fixed Contribution") payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months). Landlord shall contribute an amount equal to 1/4 of the monies collected from all tenants in the Center during each calendar year, which sum may be paid in whole or in part by Landlord, at its option, by providing the services of a Marketing Director or other person or persons under Landlord's exclusive control to help organize and implement advertising and promotional programs using assets from the Fund. Any overpayment or underpayment of such amount by Landlord shall be adjusted annually. The Fixed Contribution shall be increased annually commencing with the creation of the Fund based upon the increase of the Consumer Price Index (as defined in Section 7.2 above) during the preceding twelve (12) month period. In addition to its other obligations contained herein, Tenant agrees that it shall participate and cooperate in all special sales and promotions sponsored by the Fund. The failure of any other tenant or any Department Store to contribute to the Fund shall not affect Tenant's obligations hereunder.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION 14.1, TENANT SHALL HAVE NO OBLIGATION TO CONTRIBUTE TO THE PROMOTIONAL FUND, ANY TIME IN WHICH LESS THAN EIGHTY PERCENT (80%) OF ALL OTHER TENANTS (EXCLUDING DEPARTMENT STORES) IN THE CENTER ALSO ARE OBLIGATED TO CONTRIBUTE TO SAID PROMOTIONAL FUND.

Section 14.2.Advertising.
     [CONFIDENTIAL]

Section 14.3. Media Fund
     Landlord may, at its option, create and maintain a Media Fund, the exclusive purpose of which shall be to pay all costs and expenses associated with the purchase of electronic, print or outdoor advertising for the promotion of the Center. In the event Landlord does create and maintain the Media Fund, Tenant agrees to contribute to such Fund, beginning upon the later to occur of (a) the Commencement Date or (b) the date the Media Fund is created, a sum equal to the greater of (a) $2.00 per square foot of Store Floor Area or (b) $1,000.00, during each calendar year of the Lease Term (hereinafter referred to as "Media Fund Charge"), payable in equal monthly installments, in advance, on the first day of each and every month (pro rated for partial months).

     The Media Fund Charge shall be adjusted annually by a percentage equal to the percentage increase or decrease in the electronic, print and outdoor advertising rates of the media used for advertising and promotions in the preceding calendar year in the media market in which the Center is located, provided, however that said charge shall not be less than as originally set forth herein. Within ninety (90) days following the close of each calendar year, Landlord shall furnish Tenant a statement for the preceding calendar year showing the amounts expended by Landlord for media advertising. Tenant hereby authorizes Landlord to use Tenant's trade name and a brief description of Tenant's business in connection with any media advertising purchased pursuant to this Section.
                                      -17-

                                   ARTICLE XV

                                SECURITY DEPOSIT

Section 15.1. Amount of Deposit.
     Tenant herewith has deposited with Landlord $2,000.00, which shall be held by Landlord and, at Landlord's option, commingled with other funds, without liability for interest, as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease.

     If Tenant commits a default hereunder, Landlord at its option may apply said deposit, or any part thereof, to compensate Landlord for loss, cost, damage or expense sustained due to such default. Upon Landlord's request, Tenant shall forthwith remit to Landlord cash sufficient to restore said sum to the original sum deposited; Tenant's failure to do so within five days after receipt of a demand therefor shall be a default under this Lease. If at the end of the THIRTY SIXTH (36TH) MONTH OF THE Lease Term Tenant HAS NOT PAID ANY PAYMENT OF MINIMUM RENT, ADDITIONAL RENT OR ANY OTHER AMOUNTS DUE HEREUNDER PAST ITS DUE DATE, THEN [CONFIDENTIAL], the balance of such security deposit shall be returned to Tenant.

     Landlord may deliver the funds deposited hereunder to any purchaser of or successor to Landlord's interest in this lease or the Premises, and thereupon Landlord shall be discharged from all liability with respect to such deposit.

                                  ARTICLE XVI

                             DAMAGE AND DESTRUCTION

     If the Premises are hereafter damaged or destroyed or rendered partially untenantable for their accustomed use by fire or other casualty insured under the coverage which Landlord is obligated to carry pursuant to Section 11.1 hereof, Landlord shall promptly repair the same to substantially the condition which they were in immediately prior to the happening of such casualty (excluding stock in trade, fixtures, furniture, furnishings, carpeting, floor covering, wall covering, drapes and equipment), and from the date of such casualty until the Premises are so repaired and restored, the Minimum Monthly Rent payments payable hereunder shall abate in such proportion as the part of said Premises thus destroyed or rendered untenantable bears to the total Premises; provided, however, that Landlord shall not be obligated to repair and restore if such casualty is not covered by the insurance which Landlord is obligated to carry pursuant to Section 11.1 hereof [CONFIDENTIAL], and provided, further, that Landlord shall not be obligated to expend for any repair or restoration an amount in excess of the insurance proceeds recovered therefor, and provided, further, that if the Premises be damaged, destroyed or rendered untenantable for their accustomed uses by fire or other casualty to the extent of more than fifty percent (50%) of the cost to replace the Premises during the last [CONFIDENTIAL] year of the Lease Term, then Landlord OR TENANT shall have the right to terminate this Lease effective as of the date of such casualty by giving to THE OTHER PARTY [CONFIDENTIAL], within sixty (60) days after the happening of such casualty, written notice of such termination. If such notice be given, this Lease shall terminate and Landlord shall promptly repay to Tenant any rent theretofore paid in advance which was not earned at the date of such casualty. Any time that Landlord repairs or restores the Premises after damage or destruction, then Tenant shall promptly repair or replace its stock in trade, fixtures, furnishings, furniture, carpeting, wall covering, floor covering, drapes and equipment to the same condition as they were in immediately prior to the casualty, and if Tenant has closed its business, Tenant shall promptly reopen for business upon the completion of such repairs.

     Notwithstanding anything to the contrary set forth herein, in the event all or any portion of the Center shall be damaged or destroyed by fire or other cause (notwithstanding that the Premises may be unaffected thereby), to the extent the cost of restoration thereof would exceed TWENTY-FIVE PERCENT (25%) of the amount it would have cost to replace the Center in its entirety at the time such damage or destruction occurred, then Landlord may terminate this Lease by giving Tenant thirty (30) days prior notice of Landlord's election to do so, which notice shall be given, if at all, within ninety (90) days following the date of such occurrence. In the event of the termination of this Lease as aforesaid, this Lease shall cease thirty (30) days after such notice is given, and the rent and other charges hereunder shall be adjusted as of that date.

                                  ARTICLE XVII

                                 EMINENT DOMAIN

Section 17.1. Condemnation.
     If ten percent (10%) or more of the Store Floor Area or fifteen percent (15%) or more of the Center shall be acquired or condemned by right of eminent domain for any public or quasi public use or purpose, or if an Operating Agreement is terminated as a result of such an acquisition or condemnation, then Landlord at its election may terminate this Lease by giving notice to Tenant of its election, and in such event rentals shall be apportioned and adjusted as of the date of termination. If the Lease shall not be terminated as aforesaid, then it shall continue in full force and effect, and Landlord shall within a reasonable time after possession is physically taken (subject to delays due to shortage of labor, materials or equipment, labor difficulties, breakdown of equipment, government restrictions, fires, other casualties or other causes beyond the reasonable control of Landlord) repair or rebuild what remains of the Premises for Tenant's occupancy; and a just proportion of the Minimum Annual Rent shall be abated, according to the nature and extent of the injury to the Premises until such repairs and rebuilding are completed, and thereafter for the balance of the Lease Term. IF ANY PORTION OF THE PREMISES SHALL BE ACQUIRED OR CONDEMNED BY RIGHT OF EMINENT DOMAIN FOR ANY PUBLIC OR QUASI PUBLIC USE OR PURPOSE, TENANT MAY TERMINATE THIS LEASE BY GIVING NOTICE TO LANDLORD WITHIN SIXTY (60) DAYS OF THE TAKING, AND IN SUCH EVENT RENTALS SHALL BE APPORTIONED AND ADJUSTED AS OF THE DATE OF SUCH TAKING.

Section 17.2. Damages.
     Landlord reserves, and Tenant assigns to Landlord, all rights to damages on account of any taking or condemnation or any act of any public or quasi public authority for which damages are payable. Tenant shall execute such instruments of assignment as Landlord requires, join with Landlord in any action for the recovery of damages, if requested by Landlord, and turn over to Landlord any damages recovered in any proceeding. If Tenant fails to execute instruments required by Landlord, or undertake such other steps as requested, Landlord shall be deemed the duly authorized irrevocable agent and attorney-in-fact of Tenant to execute such instruments and undertake such steps on behalf of Tenant. However, Landlord does not reserve any damages payable for trade fixtures installed by Tenant at its own cost which are not part of the realty. TENANT SHALL HAVE THE RIGHT TO PURSUE, BY SEPARATE PROCEEDING, AN AWARD FOR LOSSES IT HAS INCURRED DUE TO SUCH TAKING PROVIDED SAID RECOVERY DOES NOT DIMINISH THE AWARD OTHERWISE PAYABLE TO LANDLORD OR ITS MORTGAGEE.

                                 ARTICLE XVIII

                               DEFAULT BY TENANT

Section 18.1. Right to Re-Enter.
     The following shall be considered for all purposes to be defaults under and breaches of this Lease: (a) any failure of Tenant to pay any rent or other amount WITHIN TEN (10) DAYS AFTER NOTICE THAT SAME IS OVERDUE [CONFIDENTIAL] (b) any failure by Tenant to perform or observe any other of the terms, provisions, conditions and covenants of this Lease for more than THIRTY (30) days after written notice of such failure; (c) a determination by Landlord that Tenant has submitted any false report required to be furnished hereunder; (d) anything done by Tenant upon or in connection with the Premises or the construction of any part thereof which directly [CONFIDENTIAL] interferes in any way with, or results in a work stoppage in connection with, construction of any part of the Center or any other tenant's space; (e) the bankruptcy or insolvency of Tenant or the filing by or against Tenant of a petition in bankruptcy or for reorganization or arrangement or for the appointment of a receiver or trustee of all or a portion of Tenant's property, or Tenant's assignment for the benefit of creditors; (f) Tenant abandoning or vacating or failing to do business in the Premises or (g) this Lease or Tenant's interest herein or in the Premises or any improvements thereon or any property of Tenant are executed upon or attached; or (h) the Premises come into the hands of any person other than expressly permitted under this Lease. In any such event, and without FURTHER grace period, demand or notice (the same being hereby waived by Tenant), Landlord, in addition to all other rights or remedies it may have, shall have the right thereupon or at any time thereafter to terminate this Lease by giving notice to Tenant stating the date upon which such termination shall be effective, and shall have the right, either before or after any such termination, to re-enter and take possession of the Premises, remove all persons and property from the Premises, store such property at Tenant's expense, and sell such property if necessary to satisfy any deficiency in payments by Tenant as required hereunder, all without FURTHER notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby. Nothing herein shall be construed to require Landlord to give any notice before exercising any of its rights and remedies provided for in Section 3.4 of this Lease. Notwithstanding anything to the contrary herein contained, if Tenant commits any default hereunder for or precedent to which or with respect to which notice is herein required, and commits such defaults within twelve (12) months thereafter, no notice shall thereafter be required to be given by Landlord as to or precedent to any such subsequent default during such twelve (12) month period (as Tenant hereby waiving the same) before exercising any or all remedies available to Landlord.

Section 18.2. Right to Relet.
     If Landlord re-enters the Premises as above provided, or if it takes possession pursuant to legal proceedings or otherwise, it may either terminate this Lease or it may, from time to time, without terminating this Lease, make such alterations and repairs as it deems advisable to relet the Premises, and relet the Premises or any part thereof for such term or terms (which may extend beyond the Lease Term) and at such rentals and upon such other terms and conditions as Landlord in its sole discretion deems advisable; upon each such reletting all rentals received by Landlord therefrom shall be applied, first, to any indebtedness other than rent due hereunder from Tenant to Landlord; second, to pay any costs and expenses of reletting, including brokers and attorneys' fees and costs of alterations and repairs; third, to rent due hereunder, and the residue, if any, shall be held by Landlord and applied in payment of future rent as it becomes due hereunder. LANDLORD SHALL USE REASONABLE EFFORTS TO MITIGATE ITS DAMAGES HEREUNDER.

     If rentals received from such reletting during any month are less than that to be paid during that month by Tenant hereunder, Tenant shall immediately pay any such deficiency to Landlord. No re-entry or taking possession of the Premises by Landlord shall be construed as an election to terminate this Lease unless a written notice of such termination is given by Landlord.

     Notwithstanding any such reletting without Termination, Landlord may at any time thereafter terminate this Lease for any prior breach or default. If Landlord terminates this Lease for any breach, or otherwise takes any action on account of Tenant's breach or default hereunder, in addition to any other remedies it may have, it may recover from Tenant all damages incurred by reason of such breach or default, including REASONABLE attorneys' fees, all REASONABLE costs of retaking the Premises and including the excess, if any, of the total rent and charges reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which shall be immediately due and payable by Tenant to Landlord. In determining the rent payable by Tenant hereunder subsequent to default, the Minimum Annual Rent for each year of the unexpired portion of the Lease Term shall equal the average Minimum Annual [CONFIDENTIAL] Rent which Tenant was obligated to pay from the commencement of the Lease Term to the time of default, or during the preceding three (3) full calendar years, whichever period is shorter.

Section 18.3. Counterclaim.
     If Landlord commences any proceedings for non-payment of rent (Minimum Annual Rent, [CONFIDENTIAL] or additional rent), Tenant will not interpose any NON-COMPULSORY counterclaim of any nature or description in such proceedings. This shall not, however, be construed as a waiver of Tenant's right to assert such claims in a separate action brought by Tenant. The covenants to pay rent and other amounts hereunder are independent covenants and Tenant shall have no right to hold back, offset or fail to pay any such amounts for default by Landlord or any other reason whatsoever.

Section 18.4. Waiver of Rights of Redemption.
     To the extent permitted by law, Tenant waives any and all rights of redemption granted by or under any present or future laws if Tenant is evicted or dispossessed for any cause, or if Landlord obtains possession of the Premises due to Tenant's default hereunder or otherwise.

Section 18.5. Bankruptcy
     A. Assumption of Lease. In the event Tenant shall become a Debtor under Chapter 7 of the Bankruptcy Code ("Code") or a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapters 11 or 13 of the Code, or a proceeding is filed under Chapter 7 and is transferred to Chapters 11 or 13, the Trustee or Tenant, as Debtor and as Debtor-In-Possession, may not elect to assume this Lease unless, at the time of such assumption, the Trustee or Tenant has:

     1. Cured or provided Landlord "Adequate Assurance" (as defined below) that:

        (a) Within ten (10) days from the date of such assumption the Trustee or Tenant will cure all monetary defaults under this Lease and compensate Landlord for any actual pecuniary loss resulting from any existing default, including without limitation, Landlord's reasonable costs, expenses, accrued interest as set forth in Section 4.2 of the Lease, and attorneys' fees incurred as a result of the default;

        (b) Within thirty (30) days from the date of such assumption the Trustee or Tenant will cure all non-monetary defaults under this Lease; and

        (c) The assumption will be subject to all of the provisions of this Lease.

     2. For purposes of this Section 18.5, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "Adequate Assurance" shall mean:

             (a) The Trustee or Tenant has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Tenant will have sufficient funds to fulfill the obligations of Tenant under this Lease, and to keep the Premises stocked with merchandise and properly staffed with sufficient employees to conduct a fully operational, actively promoted business in the Premises; and

             (b) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord and/or the Trustee or Tenant shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Trustee or Tenant acceptable as to value and kind to Landlord, to secure to Landlord the obligation of the Trustee or Tenant to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above; and

             (c) The Trustee or Tenant at the very least shall deposit a sum equal to one (1) month's rent to be held by Landlord (without any allowance for interest thereon) to secure Tenant's future performance under the Lease.

     B. Assignment of Lease. If the Trustee or Tenant has assumed the Lease pursuant to the provisions of this Section 18.5 for the purpose of assigning Tenant's interest hereunder to any other person or entity, such interest may be assigned only after the Trustee, Tenant or the proposed assignee have complied with all of the terms, covenants and conditions of Section 13.1 herein, including, without limitation, those with respect to additional rent and the use of the Premises only as permitted in Article VIII herein; Landlord and

Tenant acknowledging that such terms, covenants and conditions are commercially reasonable in the context of a bankruptcy proceeding of Tenant. Any person or entity to which this Lease is assigned pursuant to the provisions of the Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon request execute and deliver to Landlord an instrument confirming such assignment.

     C. Adequate Protection. Upon the filing of a petition by or against Tenant under the Code, Tenant, as Debtor and as Debtor-in-Possession, and any Trustee who may be appointed agree to adequately protect Landlord as follows:

        (1) To perform each and every obligation of Tenant under this Lease until such time as this Lease is either rejected or assumed by Order of the Bankruptcy Court; and

        (2) To pay all monetary obligations required under this Lease, including without limitation, the payment of Minimum Monthly Rent, and such other additional rent charges payable hereunder which is considered reasonable compensation for the use and occupancy of the Premises; and

        (3) Provide Landlord a minimum 30 days prior written notice, unless a shorter period is agreed to in writing by the parties, of any proceeding relating to any assumption of this Lease or any intent to abandon the Premises, which abandonment shall be deemed a rejection of this Lease; and

        (4) To perform to the benefit of Landlord otherwise required under the Code.

     The failure of Tenant to comply with the above shall result in an automatic rejection of this Lease.

     D. Accumulative Rights. The rights, remedies and liabilities of Landlord and Tenant set forth in this Section 18.5 shall be in addition to those which may now or hereafter be accorded, or imposed upon, Landlord and Tenant by the Code.
                                  ARTICLE XIX

                             DEFAULT BY LANDLORD

Section 19.1. Default Defined, Notice.
     Landlord shall in no event be charged with default in any of its obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such default) after written notice to Landlord by Tenant, specifically describing such failure.

Section 19.2. Notice to First Mortgagee.
     If the holder of the first mortgage covering the Premises shall have given written notice to Tenant of the address to which notices to such holder are to be sent, Tenant shall give such holder written notice simultaneously with any notice given to Landlord of any default of Landlord, and if Landlord fails to cure any default asserted in said notice within the time provided above, Tenant shall notify such holder in writing of the failure to cure, and said holder shall have the right but not the obligation, within thirty (30) days after receipt of such second notice, to cure such default before Tenant may take any action by reason of such default.


                                   ARTICLE XX

                               TENANT'S PROPERTY

Section 20.1. Taxes on Leasehold.
     Tenant shall be responsible for and shall pay before delinquent all municipal, county, federal or state taxes coming due during or after the Lease Term against Tenant's interest in this Lease or against personal property of any kind owned or placed in, upon or about the Premises by Tenant.

Section 20 2. Assets of Tenant.
      [CONFIDENTIAL]

                                  ARTICLE XXI

                               ACCESS BY LANDLORD

Section 21.1. Right of Entry.
     Landlord, its agents and employees shall have the right to enter the Premises UPON REASONABLE PRIOR NOTICE from time to time at reasonable times to examine the same, show them to prospective purchasers and other persons, and make such repairs, alterations, improvements or additions as Landlord deems desirable. Rent shall not abate while any such repairs, alterations, improvements, or additions are being made UNLESS TENANT IS REASONABLY PREVENTED FROM OPERATING ITS BUSINESS ON THE PREMISES FOR MORE THAN FORTY-EIGHT (48) CONSECUTIVE HOURS. During the last six (6) months of the Lease Term, Landlord may exhibit the Premises to prospective tenants and maintain upon the Premises notices deemed advisable by Landlord. In addition, during any apparent emergency, Landlord or its agents may enter the Premises forcibly without liability therefor and without in any manner affecting Tenant's obligations under this Lease. Nothing herein contained, however, shall be deemed to impose upon Landlord any obligation, responsibility or liability whatsoever, for any care, maintenance or repair except as otherwise herein expressly provided.

                                  ARTICLE XXII

                            HOLDING OVER, SUCCESSORS


Section 22.1. Holdinq Over.
       If Tenant holds over or occupies the Premises beyond the Lease Term (it being agreed there shall be no such holding over or occupancy without Landlord's written consent), Tenant shall pay Landlord for each day of such holding over a sum equal to [CONFIDENTIAL] Minimum Annual Rent [CONFIDENTIAL] prorated for the number of days of such holding over, plus, [CONFIDENTIAL], a prorata portion of all other amounts which Tenant would have been required to pay hereunder had this Lease been in effect. If Tenant holds over with or without Landlord's written consent Tenant shall occupy the Premises on a tenancy from month to month and all other terms and provisions of this Lease shall be applicable to such period.

Section 22.2. Successors.
     All rights and liabilities herein given to or imposed upon the respective parties hereto shall bind and inure to the several respective heirs, successors, administrators, executors and assigns of the parties and if Tenant is more than one (1) person, they shall be bound jointly and severally by this Lease except that no rights shall inure to the benefit of any assignee or subtenant of Tenant unless the assignment or sublease was approved by Landlord in writing as provided in Section 13.1 hereof. Landlord, at any time and from time to time, may make an assignment of its interest in this Lease and, in the event of such assignment, Landlord and its successors and assigns (other than the assignee of Landlord's interest in this Lease) shall be released from any and all liability thereafter accruing hereunder.

                                 ARTICLE XXIII

                                QUIET ENJOYMENT

Section 23.1 Landlord's Covenant.
     If Tenant pays the rents and other amounts herein provided, observes and performs all the covenants, terms and conditions hereof, Tenant shall peaceably and quietly hold and enjoy the Premises for the Lease Term without interruption by Landlord or any person or persons claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

                                 ARTICLE XXIV

                                MISCELLANEOUS

Section 24.1. Waiver.
     No waiver by Landlord or Tenant of any breach of any term, covenant or condition hereof shall be deemed a waiver of the same or any subsequent breach of the same or any other term, covenant or condition. The acceptance of rent by Landlord shall not be deemed a waiver of any earlier breach by Tenant of any term, covenant or condition hereof, regardless of Landlord's knowledge of such breach when such rent is accepted. No covenant, term or condition of this Lease shall be deemed waived by Landlord or Tenant unless waived in writing.

Section 24.2. Accord and Satisfaction.
     Landlord is entitled to accept, receive and cash or deposit any payment made by Tenant for any reason or purpose or in any amount whatsoever, and apply the same at Landlord's option to any obligation of Tenant and the same shall not constitute payment of any amount owed except that to which Landlord has applied the same. No endorsement or statement on any check or letter of Tenant shall be deemed an accord and satisfaction or otherwise recognized for any purpose whatsoever. The acceptance of any such check or payment shall be without prejudice to Landlord's right to recover any and all amounts owed by Tenant hereunder and Landlord's right to pursue any other available remedy.

Section 24.3. Entire Agreement.
     There are no representations, covenants, warranties, promises, agreements, conditions or undertakings, oral or written, between Landlord and Tenant other than herein set forth. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless in writing and signed by them.

Section 24.4. No Partnership.
     Landlord does not, in any way or for any purpose, become a partner, employer, principal, master, agent or joint venturer of or with Tenant.

Section 24.5. Force Majeure.
     If either party hereto shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure material, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, environmental remediation work whether ordered by any governmental body or voluntarily initiated or other reason of a like nature not the fault of the party delayed in performing work or doing acts required under this Lease, the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. Notwithstanding the foregoing, the provisions of this
Section 24.5 shall at no time operate to excuse Tenant from the obligation to open for business on the Commencement Date, except in the event of an industry wide strike, nor any obligations for payment of Minimum Annual Rent, [CONFIDENTIAL], additional rent or any other payments required by the terms of this Lease when the same are due, and all such amounts shall be paid when due.

Section 24.6. Submission of Lease.
     Submission of this Lease to Tenant does not constitute an offer to lease; this Lease shall become effective only upon execution and delivery thereof by Landlord and Tenant. Upon execution of this Lease by Tenant, Landlord is granted an irrevocable option for FIFTEEN (15) days to execute this Lease within said period and thereafter return a fully executed copy to Tenant. The effective date of this Lease shall be the date filled in on Page 1 hereof by Landlord, which shall be the date of execution by the last of the parties to execute the Lease.

Section 24.7. Notices
     All notices from Tenant to Landlord required or permitted by any provision of this agreement shall be directed to Landlord as follows:

                   LINCOLNWOOD ASSOCIATES
              c/o  M.S. Management Associates Inc.
                   One Merchants Plaza, Suite 1500
                   P.O. Box 7033
                   Indianapolis, Indiana 46207

     Prior to the Commencement Date such notices shall only be effective if given to Landlord at the address shown above and to Landlord at the address shown below:


                   LINCOLNWOOD ASSOCIATES
              c/o  M.S. Management Associates Inc.
                   Construction Department
                   One Merchants Plaza, Suite 1500
                   P.O. Box 7033
                   Indianapolis, Indiana 46207

     All notices from Landlord to Tenant required or permitted hereunder shall be directed as follows, namely:

                    FIRST NATIONAL BANK OF LINCOLNSHIRE
                    [CONFIDENTIAL]
                    One Marriott Drive
                    Lincolnshire, Illinois 60069-3703
                    ATTN: PRESIDENT

     All notices to be given hereunder by either party shall be written and sent by registered or certified mail, return receipt requested, postage pre-paid or by an express mail delivery service, addressed to the party intended to be notified at the address set forth above. Either party may, at any time, or from time to time, notify the other in writing of a substitute address for that above set forth, and thereafter notices shall be directed to such substitute address. Notice given as aforesaid shall be sufficient service thereof and shall be deemed given as of the date received, as evidenced by the return receipt of the registered or certified mail or the express mail delivery receipt, as the case may be. A duplicate copy of all notices from Tenant shall be sent to any mortgagee as provided for in Section 19.2.

Section 24.8. Captions and Section Numbers.
     This Lease shall be construed without reference to titles of Articles and Sections, which are inserted only for convenience of reference.

Section 24.9. Number and Gender.
     The use herein of a singular term shall include the plural and use of the masculine, feminine or neuter genders shall include all others.

Section 24.10. Objection to Statements.
     Tenant's failure to object to any statement, invoice or billing rendered by Landlord within a period of ONE HUNDRED EIGHTY (180) days after receipt thereof shall constitute Tenant's acquiescence with respect thereto and shall render such statement, invoice or billing an account stated between Landlord and Tenant.

Section 24.11. Representation by Corporate Tenant.
     If Tenant is or will be a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly qualified corporation authorized to do business in the State of Illinois, that all franchise and corporate taxes have been paid to date and all future forms, reports, fees and other documents necessary to comply with applicable laws will be filed when due, and the person signing this Lease on behalf of the corporation is an officer of Tenant, and is duly authorized to sign and execute this Lease.

Section 24.12. Joint and Several Liability.
     If Tenant is a partnership or other business organization the members of which are subject to personal liability, the liability of each such member shall be deemed to be joint and several.

Section 24.13. Limitation of Liability.
     Anything to the contrary herein contained notwithstanding, there shall be absolutely no personal liability on persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any first mortgagee, look solely to the interest of Landlord, its successors and assigns, in Landlord's Tract for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder; such exculpation of personal liability is absolute and without any exception whatsoever.

Section 24.14. Broker's Commission.
     Each party represents and warrants that it has caused or incurred no claims for brokerage commissions or finder's fees in connection with the execution of this Lease, and each party shall indemnify and hold the other harmless against and from all liabilities arising from any such claims caused or incurred by it (including without limitation, the cost of attorneys' fees in connection therewith).

Section 24.15. Partial Invalidity.
     If any provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

Section 24.16. Recording.
     The parties agree not to place this Lease of record but each party shall, at the request of the other, execute and acknowledge so that the same may be recorded a Short Form Lease or Memorandum of Lease, indicating the Lease Term, but omitting rent and other terms and an Agreement specifying the date of commencement and termination of the Lease Term; provided, however, that the failure to record said Short Form Lease, Memorandum of Lease or Agreement shall not affect or impair the validity and effectiveness of this Lease. THE REQUESTING PARTY [CONFIDENTIAL] shall pay all costs, taxes, fees and other expenses in connection with or prerequisite to recording.

Section 24.17 Applicable Law.
     This Lease shall be construed under the laws of the State of Illinois.

Section 24.18 Mortgagee's Approval.
      [CONFIDENTIAL]

Section 24.19 Special Construction Provision; Waiver of Tenant Construction Chargebacks.
     Notwithstanding anything herein in this Lease, any exhibits attached hereto or any other documents incorporated herein, Tenant shall not be required to pay or reimburse Landlord for any work performed by Landlord at Tenant's expense (commonly referred to as "Construction Chargebacks") and Landlord hereby waives all Construction Chargebacks therefor except for the following:
(i) temporary utility services used by Tenant during Tenant's construction period; (ii) removal of construction rubbish and debris resulting from Tenant's Work in the event Tenant fails to remove the same and Landlord removes such construction rubbish on Tenant's behalf; (iii) purchase of mall floor tile and base; (iv) damage deposit, (v) the cost of Tenant's electrical connection to Landlord's switchgear; (vi) a temporary storefront or barricade if Tenant fails to install the same as required by Exhibit "D"; (vi) any roof cuts or roof openings required to be made by Landlord's roofing contractor; (viii) any structural changes to the Premises or the Center necessitated by Tenant's Work;
(ix) any upgrade in Landlord's standard work if such upgrade is requested by Tenant or required by Tenant's approved plans and specifications; and (x) any work performed by Landlord or Landlord's contractor at Tenant's request which work is not part of Landlord's standard work in the Premises or the Center.

Section 24.20 Additional Provisions
     A. During the Lease Term, Landlord agrees, so long as Tenant is fully performing all of its obligations under this Lease, not to lease or to permit the use of any space available for lease of the interior enclosed Common Areas of Landlord's Tract to any tenant whose primary use is that of the business of a financial institution providing consumer loans and accepting deposits (hereinafter referred to as "competing use") provided, however, that this restriction shall not apply to: (a) any outlot parcels (except for any outlot transactions between Landlord and Tenant), (b) to any so-called anchor tenants,
(c) to any tenants which are permitted to offer said competing use on the date of this Lease, and (d) to any automatic teller machines located in the Center utilizing the same ATM carrier service as Tenant provided that Tenant has failed to exercise its rights pursuant to Paragraph E of this Section 24.20 (the term "ATM Carrier Service" shall mean the vendor providing network service to Tenant such as Cirrus). In the event that Landlord is deemed to be in violation of this Section, Tenant's sole remedy (unless Tenant is not fully performing its obligations hereunder) shall be to (a) terminate this Lease upon sixty (60) days written notice to Landlord provided that said notice is given within one hundred twenty (120) days following the date that said competing use is offered in the interior enclosed mall Common Areas of Landlord's Tract, or
(b) the Minimum Rent provided herein shall be reduced by twenty-five percent (25%) until such time that the competing use is no longer offered for business in the Center.

     B. Subject to local governing authority, and Department Store approval, and further, subject to applicable laws, codes and ordinances, Tenant shall be permitted during the term of this Lease, to use four (4) parking spaces adjacent to the lower level handicapped spaces located nearest the Premises for short term parking for the convenience of its customers. Tenant must provide and install the signage, poles and all other appurtenances for the spaces, and said space design shall be approved in writing by Landlord prior to installation. Any installations shall be at Tenant's sole expense. In the event that local governing authority elects to terminate its approval of short term parking or fails to renew any such approval, then this paragraph shall be of no further force and effect Landlord shall notify Tenant of any local governing authority failure to renew or termination of said approval.

     C. During the first twelve (12) months of the Lease Term, Landlord shall not enter into a lease for Lot LL-03 in the Center with another entity without first offering Tenant an opportunity to Lease such space on the same terms and conditions. Landlord shall notify Tenant of the proposed terms and conditions thereof. If Landlord has not received Tenant's written election to lease such space upon such terms and conditions with fifteen (15) days after Landlord's notice to Tenant, then Landlord shall be free to execute the proposed lease with another party. In the event that Landlord and Tenant enter into a Lease for Lot LL-03 in the Center, then this Lease shall terminate upon the Commencement Date of Tenant's Lease for Lot LL-03.

     D. In the event that less than seventy percent (70%) of the Gross Leaseable Area of the "small shop tenants" in the enclosed mall portion of the Center (hereinafter called "Minimum Occupancy Level") fail to continuously open and operate and Landlord fails to restore the said Gross Leaseable Area to greater than the Minimum Occupancy Level within sixty (60) days following the date that Landlord failed to maintain said Minimum Occupancy Level, then the Minimum Annual Rent hereunder shall be reduced by thirty percent (30%) commencing upon the 61st day following Landlord's failure to maintain the Minimum Occupancy Level until said date that greater than the Minimum Occupancy Level is achieved in the enclosed mall portion of the Center. For purposes of this Section, a "small shop tenant" shall be defined as a single tenant occupying less than 25,000 square feet of Store Floor Area in one (1) single contiguous space.

     E. Landlord agrees that prior to the leasing of space in the Center for the purpose of an automatic teller machine, Landlord shall give Tenant notice in writing of its intention to lease such premises. Said Notice shall specify the economic terms upon which Landlord intends to lease the Premises. Tenant shall have ten (10) days from and after receipt of the Notice to exercise a right of first refusal to lease the Premises by written notice to Landlord. If Tenant does not exercise its right of first refusal to lease the Premises, then Landlord shall be free to execute the proposed Lease with another party. The foregoing right of first refusal shall be effective only for the first notice from Landlord to Tenant and if Tenant does not exercise its right of first refusal upon Landlord's first notice to Tenant, then the provisions contained in this Paragraph E shall be null and void and of no further force and effect.

Section 24.21 Tenant's Right to Terminate.
------------------------------------------

     Notwithstanding anything to the contrary contained herein, so long as Tenant is not in default hereunder Tenant shall have the right to terminate this Lease effective at the conclusion of the fourth (4th) Lease Year of the Lease Term upon giving not less than six (6) months notice to Landlord and provided that such notice is given not later than the 60th day following the expiration of the fourth (4th) Lease Year of the Lease Term. In the event that Tenant exercises its right pursuant to this Section, Tenant agree to pay to Landlord the sum of Fifty Thousand and 00/100 Dollars ($50,000.00) as consideration for such termination.


     IN WITNESS WHEREOF, Landlord and Tenant have signed and sealed this Lease as of the day and year first above written.


(LANDLORD)                       LINCOLNWOOD ASSOCIATES, an Illinois General
                                 Partnership
                                 By: SIMON LINCOLNWOOD DEVELOPERS LIMITED
                                     PARTNERSHIP, an Indiana Limited
                                     Partnership, its General Partner
                                     By: SIMON-LINCOLNWOOD, INC., an Indiana
                                         Corporation, its General Partner

                                 By: /s/Herbert Simon
                                    -----------------------------------------
                                     Herbert Simon, President

(TENANT)

                                 FIRST NATIONAL BANK OF LINCOLNSHIRE, a
                                 Corporation of the United States of America

                                 By: /s/Herbert Simon
                                    ------------------------------------------
                                     President

                                 Attest:
                                        --------------------------------------

Lot 5 in Lincolnwood Town Center Subdivision, being a part of the North Half of Section 35, Township 41 North, Range 13 East of the Third Principal Meridian, in cook County, Illinois





                                  Exhibit A
                    Legal Description of Landlord's Tract

                         [ MAP OF PARKING FACILITY ]














                                 EXHIBIT "B"

                             [ UPPER LEVEL PLAN ]













                                 EXHIBIT "C"

                              [LOWER LEVEL PLAN]










                                 EXHIBIT "C"

             DESCRIPTION OF LANDLORD'S WORK AND OF TENANT'S WORK
             ---------------------------------------------------

I. LANDLORD'S WORK - The following work is to be performed exclusively by Landlord and, except where otherwise indicated, shall be at Landlord's sole expense:

   A. COMMON AREA
      1. Parking Areas, Roads and Sidewalks.

         Landlord will provide paved, drained and lighted parking areas, together with access roads, sidewalks, directions signs, and markers.

      2. Utilities: Subject to the provisions of Article VII of the Lease to which this Exhibit is attached:

         a. Sanitary Sewer, Domestic Water - Landlord will install sanitary sewer and domestic water to the Premises at a point to be determined by Landlord. Landlord may, at its option, require Tenant to meter its water service.

         b. Electrical Service - Landlord will install, [CONFIDENTIAL], electrical conduit or tray (without wiring) to the Premises at a point determined by Landlord. Any disconnect without fuses will also be installed by Landlord at Tenant's expense. Electrical service shall be 277/480 volt, three phase, four wire, for Tenant's combined power and lighting requirement. Conduit shall be sized to accommodate a service of 7 watts per square foot of floor area of the Premises, except that in the case of food court tenants the conduit shall be sized to accommodate a service of 40 watts per square foot of Store Floor Area Of The Premises. Landlord may, at its option, install an "all-electric" system.

         c. Gas - Gas service will be available for process loads and only for second floor food court tenants.

         d. Sprinkler System - Landlord will install, [CONFIDENTIAL], an automatic fire sprinkler system throughout the Premises in compliance with the requirements of Factory Mutual Engineering, and state and local agencies. Such sprinkler system will be based on a standard grid and spacing using 130 square feet of Store Floor Area per sprinkler head. Wherever possible, Landlord will not begin installation of the sprinkler system without reference to Tenant's Plans, but where the sprinkler system or some portion thereof has been installed prior to approval of Tenant's Plans, the cost to Tenant of modifying the sprinkler system will include, but not be limited to, the cost of relocating, re-sizing or adding sprinkler mains or heads.

         e. Central System - Landlord will provide and maintain a central plant and a system of chilled air to the Premises installed at a point determined by Landlord. Tenant agrees to adapt to Landlord's central system and provide a complete air distribution system connected to the air volume control unit. The air volume control unit and thermostat will be furnished and installed by Landlord [CONFIDENTIAL] and sized to accommodate the design conditions as defined in Paragraph I.A.2.f.(1), or upgrade design conditions if the same are required by Tenant's Plans.

            (1) Central System Design - Landlord's central plant and system of chilled air supply will be designed to provide the following capacities per square foot of Store Floor Area.

                a.  Design Total Cooling                  30 BTU/Hr.Sq.Ft.

                b.  Design Air Delivery                   0.70 CFM/Sq. Ft.

                c.  Available Air Pressure

                    (Downstream of Air Volume
                     Control Unit)                        0.25 Inches of Water

                d.  Air Supply Temperature:

                    Summer                                54 degrees F DB &
                                                          53.5 degrees FWB

                    Winter                                57 degrees F DB



            (2) Operation - Landlord will make chilled air available to the
                Premises at such times and days as the Center is normally open for business to the public

                                 EXHIBIT "D"

                                  Page -1-

      3. Public Spaces

         a. Malls and Courts - The Enclosed Mall shall be hard surfaced, lighted, heated and cooled.

         b. Doors to Service Courts and Corridors - At Landlord's discretion, a door, 3'-0" in width, with hardware, shall be provided by Landlord, [CONFIDENTIAL] between the Premises and the service courts, between the Premises and a public corridor or mall leading to the service courts, or between the Premises and the exterior of the Center.

         c. Public Spaces and Facilities - The following public spaces and facilities shall be provided by Landlord:

            (1) Where possible, access from the Premises to the service court.

            (2) Public toilet facilities shall be located outside of the
                Premises at such locations as Landlord shall determine.

   B. BUILDINGS

      1. Structure

         a. Frame, etc. - The structural frame, columns, beams, second level floor slab (installed at Tenant's expense in accordance with the terms of this Exhibit "D") and roof deck shall be constructed of non-combustible and/or wood framing, and the floor slabs shall be designed to carry live and dead loads in accordance with the governing building codes.

         b. Space Heights - The minimum clear heights, measured between the floor slab and the ceiling when finished as hereinafter provided, shall be not less than 9'-0" nor more than 12'-0", depending on the store size

         c. Roof - The roof shall be built-up asphalt, gravel and insulation to provide a "U" factor of 0.08 maximum.

         d. Exterior Walls - Exterior walls shall be of non-combustible construction, and shall have a finish of suitable nature and of appropriate materials having a finished appearance and decorative quality designed by Landlord's architect. Landlord will install, [CONFIDENTIAL], insulation on exterior walls of the Premises.

         e. Partitions - Partitions shall be provided between the Premises and other areas, as well as between public spaces and the Premises. These partitions shall extend from finished floor to the underside of the roof or ceiling (whichever is applicable), shall be, at Landlord's option, of exposed masonry or exposed stud. [CONFIDENTIAL]

         f. Floor Tile and Base - Landlord will furnish (at Tenant's expense), but Tenant will install floor tile and base along the storefront of the Premises, the width of which shall be determined by Landlord. In the case of food court tenants, Landlord will install floor tile and base, at Tenant's expense, at the Enclosed Mall side of Tenant's counter.

         g. Fill - Landlord will provide to ground floor tenants, [CONFIDENTIAL] granular fill material on which Tenant shall install a polyethalene moisture barrier and pour its floor slab.

         h. Neutral Pier - A vertical neutral pier will be installed by Landlord, [CONFIDENTIAL], at the storefront line between adjoining stores. The center line of said pier shall coincide with the line defining the Premises.

                                 EXHIBIT "D"

                                  PAGE -2-

      2. Ventilation

            A plumbing vent stub and toilet exhaust stub will be installed, to a point determined by Landlord. [CONFIDENTIAL]

      3. Telecommunication Service

            Landlord shall provide telecommunication services to the Premises at a point determined by Landlord. Said service shall consist of three (3) pairs of telephone lines. [CONFIDENTIAL] Any modification to the telecommunication system to be provided by Landlord that is required by Tenant shall be performed by Landlord's contractor at Tenant's expense.

      4. General

         a. Landlord, Landlord's agent, an independent contractor, or an authorized utility company, as the case may be, shall have the right, subject to Landlord's written approval, to run utility lines, pipes, wiring, conduits or duct work, where necessary or desirable, through attic space or other parts of the Premises, and to repair, alter, replace or remove the same, all in a manner which does not unnecessarily interfere with Tenant's use thereof.

         b. Tenant will be responsible for removal of construction rubbish resulting from Tenant's Work. In the event Tenant does not remove such rubbish, it shall be removed by Landlord at Tenant's expense.

         c. If the Premises are located on an upper level, the floor slab shall be installed by Landlord. [CONFIDENTIAL]

         d. Any roof cuts or openings required to be made pursuant to Tenant's Plans shall be performed by Landlord's contractor at Tenant's expense. In addition, all cant strips, base furnishings and other work necessary to complete permanent weather proofing of Landlord's roof as a result of roof cuts or openings required by Tenant shall be performed by Landlord's contractor at Tenant's expense.

         e. The temporary storefront or barricade shielding the interior of the Premises from the Enclosed Mall shall be provided by Landlord at Tenant's expense.

         f. Any temporary services required by Tenant during its construction period, including heat, water and electrical service, shall be secured from Landlord or Landlord's contractor, as the case may be, at Tenant's expense.

         g. Any additional structural support necessitated by Tenant's equipment, fixtures or inventory shall be provided by Landlord at Tenant's expense. If any such additional structural support is necessary, Tenant must submit its plans for structural review by Landlord's structural engineer. The cost of any such review shall be at Tenant's expense, reimbursable to Landlord.

         h. Landlord shall provide, [CONFIDENTIAL], a fire damper in Tenant's demising partitions.

         i. Landlord, at its option, may install, [CONFIDENTIAL], an eight (8) foot grey neutral plane at Tenant's storefront.

         j. Food court tenants shall reimburse Landlord for: (i) foot court tile wall cap; (ii) Tenant's own food court signage; and (iii) floor tile to Tenant's counter.

                                  Page -3-

II. TENANT'S WORK - The following work required to complete and place the Premises in finished condition ready to open for business is to be performed by Tenant at the Tenant's own expense, and shall be in addition to any work described in the Criteria Information Handbook and Landlord's Construction Regulations. In the event there is any conflict between the provisions of this Exhibit "D" and the Criteria Information Handbook and Landlord's Construction Regulations Handbook, the provisions of the Criteria Information Handbook shall control. Tenant's Work includes, but is not limited to, the following:

    A. GENERAL PROVISIONS

       All work done by Tenant shall be governed in all respects by, and be subject to, the following:

       1. Landlord shall have the right to require Tenant to furnish payment and performance bonds or other security in form satisfactory to Landlord for the prompt and faithful performance of Tenant's Work, assuring completion of Tenant's Work and conditioned that Landlord will be held harmless from payment of any claim either by way of damages or liens on account of bills for labor or material in connection with Tenant's Work. Tenant's Work shall at all times be conducted in such manner so that Tenant shall not be in violation of
          Section 18.1 of the Lease.

       2. It is understood and agreed between Landlord and Tenant that costs incurred by Landlord, if any, as a result of Tenant's failure or delay in providing the information as required in this Exhibit and in the Lease to which this Exhibit is attached, shall be the sole responsibility of Tenant, and Tenant shall pay such costs, if any, promptly upon Landlord's demand.

       3. All Tenant's Work shall conform to applicable statutes, ordinances, regulations and codes and the requirements of Factory Mutual Insurance Company and all rating bureaus and the Criteria Information Handbook which contains the basic architectural, electrical and mechanical information necessary for the preparation of Tenant's Plans, and which by this reference is incorporated into and made a part of this Lease. Tenant shall obtain and convey to Landlord all approvals with respect to electrical, water, sewer, heating, cooling and telephone work, all as may be required by any agency or utility company.

       4. No approval by Landlord shall be deemed valid unless in writing and signed by Landlord.

       5. Prior to commencement of Tenant's Work and until completion thereof, or commencement of the Lease Term, whichever is the last to occur, Tenant shall effect and maintain Builder's Risk Insurance covering Landlord, Landlord's general contractor, Tenant, Tenant's contractors and Tenant's subcontractors, as their interest may appear, against loss or damage by fire, vandalism and malicious mischief and such other risks as are customarily covered by a standard "All Risk" policy of insurance protecting against all risk of physical loss or damage to all Tenant's Work in place and all materials stored at the site of Tenant's Work, and all materials, equipment, supplies and temporary structures of all kinds incidental to Tenant's Work, and equipment, all while forming a part of or contained in such improvements or temporary structures, or while on the Premises or within the Total Tract, all to the actual replacement cost thereof at all times on a completed value basis. In addition, Tenant agrees to indemnify and hold Landlord harmless against any and all claims for injury to persons or damage to property by reason of the use of the Premises for the performance of Tenant's Work, and claims, fines, and penalties arising out of any failure of Tenant or its agents, contractors and employees to comply with any law, ordinance, code requirement, regulations or other requirement applicable to Tenant's Work, and Tenant agrees to require all contractors and subcontractors engaged in the performance of Tenant's Work to effect and maintain and deliver to Tenant and Landlord certificates evidencing the existence of, and covering Landlord, Tenant and Tenant's contractors, prior to commencement of Tenant's Work and until completion thereof, the following insurance coverages:

          a. Workmen's Compensation and Occupational Disease Insurance in accordance with the laws of the state in which the property is located, including Employer's Insurance to the limit of $100,000.

          b. Comprehensive General Liability Insurance, (excluding
             "Automobile Liability" against bodily injury), including independent contractors, contractual and completed operations, including death resulting therefrom, and personal injury in the limits of $3,000,000 for any one occurrence and property damage in the limits of $1,000,000 for any one occurrence or a combined single limit policy of $3,000,000 per occurrence.

          c. Comprehensive Automobile Insurance, including "non-owned" automobiles, against bodily injury, including death resulting therefrom, in the limits of


                                 EXHIBIT "D"
                                  Page -4-

             $1,000,000 for any one occurrence and $250,000 property damage or a combined single limit of $1,000,000.

          d. Owners and contractors protective liability coverage for an amount not less than $3,000,000.

    B. FLOOR SLAB

       1. Lower level - Lower level Tenants shall install a 4" reinforced concrete floor slab. Concrete to be 3000 PSI concrete with 6 x 6 10/10 wire mesh reinforcement. Tenant shall recompact all excavated underslab material disturbed due to installation of Tenant's underslab items. Compaction to be 95% Modified Proctor dry density as measured by ASTM test D1557-78. Tenant shall be required to install 6 x 6 10/10 welded wire fabric reinforcement in slab and a vapor barrier beneath the slab.

       2. Upper level - No penetrations shall be allowed for electrical outlets in upper level floor slabs. All upper level tenants with restroom facilities or food preparation areas shall install a floor slab waterproofing membrane in the Premises. All floor penetrations must be sleeved and waterproofed.

    C. SECURITY SCREEN OR MALL FRONTAGE

       1. At least 80% of the mall frontage of the premises shall be visually transparent (i.e. a combination of open entryway and glass). No Tenant store front shall have any continuous single area of open store front in excess of the lesser of eight (8) in width or thirty percent (30%) of the storefront width of the Premises. Store closures shall be by means of anodized aluminum roll up grilles or anodized aluminum sliding and/or sliding glass doors or frameless glass doors on pivots. No mall frontage shall be constructed without the written approval of Landlord.

       2. All materials employed in the construction of mall frontage shall be as approved by Landlord and as defined by applicable building codes.

       3. Mall Frontage Colors - It is the desire of the Landlord to give
          Tenant the greatest practicable freedom in the choice of Enclosed Mall frontage colors; but:

          a. Colors must harmonize with the color scheme of the Center itself.

          b. Colors must harmonize with the color scheme of the surrounding stores. To assist Tenant, a general color range will be developed, with a sufficiently large selection to permit a reasonable latitude for individual expression.

       4. All swinging entrance doors must be recessed in such a manner that the door, when open, will not project beyond the lease line.

       5. Tenants with exterior glazing must have show windows.

    D. CEILING

       1. All finished ceilings and coves, the height of which shall not be less than nine (9) feet above the finished floor (unless approved in advance by Landlord).

       2. Tenant's ceilings shall be one hour fire rated acoustic tile, gypsum board and/or plaster, suspended by adequate suspension systems to conform to final requirements of governing authorities and Landlord.

       3. Tenant shall provide ceiling access panels in the ceiling of the Premises as required by Landlord to service VAV Box(es).

       4. The space above the ceiling line which is not occupied or allotted to Landlord's Work (structural members, duct work, piping, etc.) may be used for the installation of suspended ceiling, recessed lighting fixtures and duct work. Under no circumstances will Tenant's Work be hung or suspended from non-structural construction. Any Tenant Work involving the hanging or suspension of construction shall be accomplished only by methods, in locations and by use of assemblies approved by Landlord.

    E. WALLS

       All interior walls and curtain walls within the Premises, including all interior lath plastering and gypsum board thereon, and including lath plastering, and/or drywall on Landlord's exposed masonry or stud demising partitions. Demising walls between tenant spaces shall meet applicable code requirements and continuous from floor to the underside of the roof or floor.


                                 EXHIBIT "D"
                                  Page -5-
       deck. Tenant shall provide and install bracing or blocking as necessary to support wall mounted fixtures. Cracks, joints and openings in walls shall be filled with appropriate fire resistant materials. Return air openings shall be provided in the demising walls between tenant spaces as required for proper air movement.

    F. INTERIOR PAINTING

       All interior painting and decoration.

    G. FLOOR COVERINGS

       1. All mall flooring from the lease line of the Premises to the threshold in sizes to match mall and/or court installation.

       2. All floor finishes. It is Tenant's responsibility to join neatly and flush with the mall finish floor provided by Landlord. No recesses shall be permitted in the second floor slab.

    H. SHOW WINDOW

       All show window backgrounds, show windows, show window floors and ceilings, and show window lighting installations.

       1. FURNITURE, FIXTURES AND SIGNS

          All furnishings, trade fixtures, signs, and related parts, including installation. Location and design of all signs subject to prior written consent of Landlord.

    J. PLUMBING

       All plumbing and plumbing fixtures as required by applicable codes except utility service to the area, including a properly sized water meter if the same is required by Landlord, in which latter event Tenant shall make any required utility deposits.

    K. HOT WATER HEATER

       Domestic electric hot water heater, where required, including final connections.

    L. TOILET ROOM FIXTURES

       Furnishing and installation of wiring, lighting fixtures, mechanical toilet exhaust systems, towel cabinets, soap dishes, hand dryers, deodorizers, mirrors and other similar items in toilet rooms within the Premises or as additionally required by applicable codes.

    M. HEATING, VENTILATING AND AIR CONDITIONING

       1. A complete HVAC Systems shall be designed, furnished and installed within the Premises by Tenant. The HVAC systems, calculations, designs and installations shall be as recommended in ASHRAE Publications and Landlord's Tenant Finish Design Criteria. Tenant's systems and ventilation shall meet all applicable codes and ASHRAE standards. Tenant shall furnish Landlord with complete load calculations including information as to Tenant's lighting load in watts and Tenant's estimated store population (employees and customers).

       2. Tenant's cooling system shall be adequate for cooling the Premises to 75 degrees F DB and 50% RH based on the latest ASHRAE guide outdoor design dry bulb and design wet bulb temperatures for the area as tabulated in the 2-1/2% columns, with a rise of not more than 3 degrees F DB during peak periods.

       3. Tenant's heating method shall be adequate for heating the Premises to 55 degrees F DB during times other than regular business hours based on the latest ASHRAE guide outdoor design temperature for the area as tabulated in the 99% column. The Tenant's heating method shall be independent of the central cooling system. The Tenant's lighting system shall be used to heat the sales area during regular business hours in the heating season. The Tenant's lighting system may be used to maintain the required sales area minimum temperature level during other then regular business hours in the heating season.

                                 EXHIBIT "D"
                                  Page -6-

       4. Tenant's exhaust systems shall provide the required exhaust air capacities and shall be independent of the central cooling system. The Tenant's exhaust systems shall be inoperative during other than regular business hours. Replacement air for the Tenant's exhaust will be provided through the Tenant's air supply system up to the design air supply quantity. Any additional replacement air required will be drawn from the Enclosed Mall. Independent air make-up air systems shall not be installed by the Tenant.

       5. Tenant's HVAC systems shall be complete with air distribution systems, ventilating systems, control systems, insulation and all other components required to make a complete system. Tenant's systems shall be specifically designed to coordinate with variable air volume cooling temperature control. [CONFIDENTIAL]
          Tenant's HVAC system components shall be installed in locations as designated by the Landlord.

       6. Tenant shall provide fire dampers in accordance with all applicable codes, and where Tenant's ductwork passes through service corridor walls, Tenant shall provide other fire separations in demising partitions, if required by any applicable codes. Tenant shall provide access by means of an access panel to all valves, dampers and similar service devices (including Landlord's) required for testing, balancing and servicing.

       7. Tenant shall connect to Landlord's central cooling system and shall use Landlord's Design Criteria in designing systems and controls. Alterations to the Landlord's central system required due to Tenant's design shall be done by Landlord at Tenant's sole expense.

       8. If directed to do so by Landlord, Tenant shall paint and/or screen from ground level view by parapet walls or other appropriate screening, all of Tenant's outdoor equipment. Any such painting or screening must be done at Tenant's sole expense and approved in advance by Landlord.

       9. If Landlord so desires, Landlord will design, provide and install within the premises or other location designated by Landlord, the necessary equipment to adequately heat and air condition the premises for Tenant's normal requirements. Tenant will reimburse Landlord for its costs in amortizing, operating and maintaining the heating and air conditioning system. Landlord may, at its option, install a central system and/or a Total Energy System.

    N. GAS

       Gas will be available only for process loads and only for second level food court tenants.

    O. MECHANICAL EQUIPMENT

       All mechanical equipment including dumb-waiters, elevators, escalators, freight elevators, conveyors, and their shafts and doors, located within the Premises, including electrical work for these items. Locations, size and design of roof vents, HVAC equipment, units, hoods and caps shall be approved by Landlord. No equipment may be placed on any part of the roof of the Center without Landlord's prior approval. Tenant shall install equipment at locations where structural reinforcements are provided. All roof openings or changes in structural design caused by Tenant's equipment shall be made by Landlord and paid for by Tenant.

    P. ELECTRICAL

       1. All interior distribution panels, lighting panels, power panels, conduits, outlet boxes, switches, outlets and wires within the premises. Tenant shall provide electric conduit and boxes in the concrete floor slab, ceiling and walls, including all electrical service panels, pull boxes and equipment, as required to permit Landlord to complete Landlord's Work.

       2. All electrical fixtures, including lighting fixtures and equipment, and installation thereof. Lighting systems (except security and emergency lighting) must be controlled by lighting contactors. The lighting contactors will be inter-locked with the Landlord's Energy Management System for automatic control during other than regular business hours.


                                 EXHIBIT "D"
                                  Page -7-

       3. All systems, where required for intercommunication, music antenna, material handling or conveyor, burglar alarm, vault wiring, fire protection alarm, time clock and demand control.

       4. All conduit, as required by the utility company supplying the services for necessary telephone wires in the premises.

       5. Feeder conductors from Landlord's facilities to the Premises, including the connections to Tenant's equipment.

    Q. SUBSEQUENT REPAIRS AND ALTERATIONS

       Landlord reserves the right to require changes in Tenant's Work when necessary by reason of code requirements.

    R. SIGNS

       In order to assure orderly and aesthetically coordinated signage, plans for all Tenant's signs must conform to Exhibit "F" attached hereto and, prior to installation, must be approved by Landlord's architect. No permission is granted, expressed or implied to permit Tenant to erect an exterior sign of any type.

    S. DOORS AND EXITING REQUIREMENTS

       1. Tenant will be responsible for adherence to exiting codes.

       2. Tenant will maintain a clear exiting path through its stockroom to Tenant's rear door.

    T. CONSTRUCTION ACTIVITIES

       1. If the Premises contain a rear door, Tenant shall use the rear door for moving materials in and out of the Premises during construction of the interior of the Premises.

       2. All curbs, supports, blocking and temporary waterproof flashing required to accommodate Tenant's roof cuts and/or penetrations shall be provided and installed by Tenant at its own expense.


                                 EXHIBIT "D"
                                  Page -8-

                            RULES AND REGULATIONS

1. Tenant shall advise and cause its vendors to deliver all merchandise before noon on Mondays through Fridays, not at other times.

2. All deliveries are to be made to designated service or receiving areas and Tenant shall request delivery trucks to approach their service or receiving areas by designated service routes and drives.

3. Tractor trailers which must be unhooked or parked must use steel plates under dolly wheels to prevent damage to the asphalt paving surface. In addition, wheel blocking must be available for use. Tractor trailers are to be removed from the loading areas after unloading. No parking or storing of such trailers will be permitted in the Center.

4. Except for small parcel packages, no deliveries will be permitted through the malls unless Tenant does not have a rear service door. In such event, prior arrangements must be made with the Resident Mall Supervisor for delivery. Merchandise being received shall immediately be moved into Tenant's Premises and not be left in the service or receiving areas.

5. Tenant is responsible for storage and removal of its trash, refuse and garbage. Tenant shall not dispose of the following items in sinks or commodes: plastic products (plastic bags, straws, boxes); sanitary napkins; tea bags; cooking fats, cooking oils; any meat scraps or cutting residue; petroleum products (gasoline, naptha, kerosene, lubricating oils); paint products (thinner, brushes); or any other item which the same are not designed to receive. All Store Floor Area of Tenant, including vestibules, entrances and returns, doors, fixtures, windows and plate glass, shall be maintained in a safe, neat and clean condition.

6. Other than as permitted under the provisions of Section 10.4 or Exhibit "F," Tenant shall not permit or suffer any advertising medium to be placed on mall walls, on Tenant's mall or exterior windows, on standards in the mall, on the sidewalks or on the parking lot areas or light poles. No permission, expressed or implied, is granted to exhibit or display any banner, pennant, sign, and trade or seasonal decoration of any size, style or material within the Center, outside the Premises.

7. Tenant shall not permit or suffer the use of any advertising medium which can be heard or experienced outside of the Premises, including, without limiting the generality of the foregoing, flashing lights, searchlights, loud speakers, phonographs, radios or television. No radio, television, or other communication antenna equipment or device is to be mounted, attached, or secured to any part of the roof, exterior surface, or anywhere outside the Premises, unless Landlord has previously given its written consent.

8. Tenant shall not permit or suffer merchandise of any kind at any time to be placed, exhibited or displayed outside its Premises, nor shall Tenant use the exterior sidewalks or exterior walkways of its Premises to display, store or place any merchandise. No sale of merchandise by tent sale, truck load sale or the like, shall be permitted on the parking lot or other common areas.

9. Tenant shall not permit or suffer any portion of the Premises to be used for lodging purposes.

10. Tenant shall not, in or on any part of the Common Area:

    (a) Vend, peddle or solicit orders for sale or distribution of any merchandise, device, service, periodical, book, pamphlet or other matter whatsoever.

    (b) Exhibit any sign, placard, banner, notice or other written material, except for activities as approved in writing by Landlord.

    (c) Distribute any circular, booklet, handbill, placard or other material, except for activities as approved in writing by Landlord.

    (d) Solicit membership in any organization, group or association or contribution for any purpose.

    (e) Create a nuisance.

    (f) Use any Common Areas (including the Enclosed Mall) for any purpose when none of the other retail establishments within the Center is open for business or employment, except for activities as approved in writing by Landlord.

    (g) Throw, discard or deposit any paper, glass or extraneous matter of any kind except in designated receptacles, or create litter or hazards of any kind.

    (h) Deface, damage or demolish any sign, light standard or fixture, landscaping materials or other improvement within the center or the property of customers, business invitees or employees situated within the Center.


                                 EXHIBIT "E"
                                  Page -1-

Landlord shall apply said rules and regulations uniformly and in a non-discriminatory manner.


                                 EXHIBIT "E"
                                  Page -2-

                                SIGN CRITERIA
                                -------------

Tenant will not erect any signs except in conformity with the following policy:

(a) Wording on large scale signs shall be limited to store or trade name only. Each party's customary signature or logo, hallmark, insignia. or other trade identification will be respected.

(b) Signs with exposed neon tubing or exposed lamps and signs of the flashing, blinking, rotating, moving, or animated types or audible type signs are not permitted.

(c) Except as otherwise noted herein, there are no signbands, no restrictions on letter sizes or typefaces. (Except as otherwise limited by codes and ordinances having jurisdiction over the project.)

    The entire storefront is the sign field. Signs are to be reviewed on the bases of how well they are integrated with the architectural storefront elements into an attractive composition. Poorly designed signs, or signs which are poorly organized within the storefront are not allowed.

    If a signband is desired, it must occur not less than 8'0" from the finished floor.

    No tenant sign shall be allowed on the neutral bulkhead or demising piers.

    No tenant sign will be allowed to project more than five inches beyond the lease line.

(d) Painted or printed signs on the exterior surface of any building shall be prohibited, except small scale signs relative to store name and stating store hours which are neatly lettered on the glass of the storefront but subject to Landlord's written approval and in addition, any non-customer door for receiving merchandise may have in 2-inch block letters, the name of Tenant.

(e) Public safety decals or artwork on glass in minimum sizes to comply with applicable Code, subject to the approval of Landlord, may be used, as required by building codes or other governmental regulations.

(f) Paper signs, stickers, banners or flags are prohibited.

(g) No exposed raceways, ballast boxes or electrical transformers will be permitted except as required by Code.

(h) Sign company names or stamps shall be concealed (Code permitting).

(i) Except as otherwise approved in writing by Landlord, only one (1) sign for Tenant will be permitted within the enclosed mall areas, except the corner tenants may have 2 such signs.

(j) Sign letters may be back-lighted with lamps or tubes entirely concealed within the depth of the letter or may be opaque or translucent plastic face with no visible openings. Maximum brightness allowed for interior (enclosed mall) signs will be 100 foot lamberts taken at the letter face and must comply with all building and electrical codes.

(k) Exposed sign illumination or illuminated sign cabinets nets or modules are not permitted.

(l) Signs and identifying marks shall be placed entirely within the boundaries of Tenant's Premises with no part higher than 12 feet above the finished floor line, nor shall any projecting sign be located closer than 8 feet to the finished floor line, but in no event shall such a sign extend above the wall or parapet upon which it is mounted.

(m) Signs which are under building canopies may be installed at right angles to the mall storefront provided that they are wholly contained within the lease line of Tenant's Premises and otherwise conform to the provisions of these regulations and criteria. Said signs may not exceed 50 inches in width and 18 inches in height.

(n) Tenant shall not install any roof top signs.

(o) Tenant shall install no pylon signs, except only at the locations shown therefor on the site plan and they shall be subject to the written approval of Landlord as to the design and size.

(p) No signs will be permitted at the rear of any building, except in the case of stores with customer entrances opening directly on to the parking areas.

(q) All signs shall be lighted and subject to the Landlord's written approval before fabrication.

(r) Three (3) complete sets of sign drawings must be submitted to the Landlord for written approval before fabrication. Tenant's sign drawings must include the following:


                                 EXHIBIT "F"
                                  Page -1-

    1. Elevation view of storefront showing sign (drawn to accurate scale) with dimensions of height of letters and length of sign.

    2. Color sample of sign panel.

    3. Color sample of sign letters (unless they are to be WHITE).

    4. Cross section view through sign letter and sign panel showing location of sign relative to the storefront line and showing the dimensioned projection of the face of the letter from the face of the sign panel.

    The Landlord shall not be responsible for the cost of refabrication of signs fabricated, ordered or constructed, that do not conform to the sign criteria.


                                 EXHIBIT "F"
                                  Page -2-

                      MELVIN SIMON AND ASSOCIATES, INC.

                           LINCOLNWOOD TOWN CENTER
                            LINCOLNWOOD, ILLINOIS



                  RETAIL TENANT UNIT PRICE CHARGE-BACK LIST
1.  Granular Fill 4"...................................... $     .35     S.F.

2.  CONCRETE Floor Slab .................................. $    3.00     S.F.

3.  Neutral Pier ......................................... $  500.00     EACH

4.  Gray Neutral Plane 8" ................................ $    3.25     L.F.

5.  Demising Wall Studs 6" @ 24" O.C. .................... $   21.00     L.F.

6.  Temporary Storefront Barricade ....................... $   25.00     L.F.

7.  Food Court Tile Wall & Pedestal w/Column ............. $1,545.00     EACH

8.  Rear Door with hardware, Exterior .................... $3,556.00     EACH
    (Interior rear door by Tenant)

9.  Telephone lines,3 pair ............................... $  500.00     EACH

MECHANICAL

11. Toilet Exhaust Stub .................................. $  730.00     EACH

12. Plumbing Vent Stub ................................... $1,375 00     EACH

13. VAV Box with thermostat, installed.

    a) 1200 CFM .......................................... $  775.00     EACH
    b) 2000 CFM .......................................... $  785.00     EACH
    c) 3000 CFM .......................................... $  874 00     EACH
    d) 4000 CFM .......................................... $  958.00     EACH

FIRE PROTECTION

14. a) Chrome Pendant or Upright Brass Head............... $  115.00     EACH
    b) Chrome w/fusible link (flush) ..................... $  114.00     EACH
    c) Recessed Head ..................................... $   95.00     EACH
    d) Relocate Sprinkler Head............................ $  105.00     EACH
    e) Raise or Lower Head ............................... $   65.00     EACH
    f) Drain System Down ................................. $  150.00     EACH
    g) Plug .............................................. $   75.00     EACH
    h) System Test ....................................... $  320.00     L.S.
    i) Smoke Detector .................................... $   85.00     EACH

ELECTRICAL

15. Electrical Disconnect (fuses supplied by Tenant)

    a)  60 AMP Plus Socket ............................... $  510.00     EACH
    b) 100 AMP Plus Socket ............................... $  711.00     EACH
    c) 200 AMP Plus Socket ............................... $  845.00     EACH

16. Electrical Conduit - E.M.T.

    a) 1 1/4" ............................................ $    6.09     L.F.
    b) 1 1/2" ............................................ $    7.37     L.F.
    a) 2" ................................................ $    8.99     L.F.






                                 EXHIBIT "G"
                                   Page 1